Exhibit 10.35

EXECUTION VERSION

FLEETCOR TECHNOLOGIES, INC.

SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

DATED AS OF APRIL 1, 2009

FLEETCOR TECHNOLOGIES, INC.

SERIES E CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

Dated as of April 1, 2009

TABLE OF CONTENTS

Page

ARTICLE I	PURCHASE AND SALE OF SHARES	1
1.1.	Purchase and Sale of Preferred Stock	1
1.2.	Conversion Shares	1
1.3.	Closing	1
1.4.	Ordinary Course of Business	2
1.5.	Use of Proceeds	2

ARTICLE II	REPRESENTATIONS AND WARRANTIES OF THE COMPANY	2
2.1.	Organization and Corporate Power	2
2.2.	Authorization	2
2.3.	Approvals	3
2.4.	Authorized and Outstanding Stock	3
2.5.	Subsidiaries	4
2.6.	Financial Information	5
2.7.	Events Subsequent to the Date of the Financial Statements	5
2.8.	Litigation	5
2.9.	Compliance with Laws and Other Instruments	6
2.10.	Taxes	6
2.11.	Real Property; Environmental Matters	7
2.12.	Personal Property	8
2.13.	Intellectual Property; Proprietary Rights; Employee Restrictions	8
2.14.	Agreements of Directors, Officers and Employees	11
2.15.	Governmental and Industrial Approvals	11
2.16.	Contracts and Commitments	11
2.17.	Registration Rights	12
2.18.	Insurance Coverage	12
2.19.	Employee Matters	12
2.20.	Merchants and Customers	13
2.21.	No Brokers or Finders	13
2.22.	Transactions with Affiliates	13
2.23.	Accounts Receivable	13
2.24.	Assumptions, Guarantees, etc. of Indebtedness of Other Persons	13
2.25.	Disclosures	13

ARTICLE III	INVESTMENT REPRESENTATIONS	14
3.1.	Representations and Warranties	14
3.2.	Permitted Sales; Legends	15

ARTICLE IV	AFFIRMATIVE COVENANTS OF THE COMPANY	16

4.1.	Reports to the Board of Directors	16
4.2.	Payment of Taxes	16
4.3.	Compliance with Laws, etc.	17
4.4.	Corporate Existence; Ownership of Subsidiaries	17
4.5.	Compliance with ERISA	17
4.6.	Board Approval	17
4.7.	Financings	17
4.8.	Meetings of the Board of Directors	17
4.9.	Rule 144A Information	17
4.10.	Option Holders	18
4.11.	Further Action	18
4.12.	Public Announcements	18
4.13.	Notification	18
4.14.	Acquisition of CLC Group	18

ARTICLE V	CONDITIONS OF PURCHASERS’ OBLIGATION	18
5.1.	Effect of Conditions	18
5.2.	Representations and Warranties	19
5.3.	Performance	19
5.4.	No Material Adverse Change	19
5.5.	Opinion of Counsel	19
5.6.	Stockholders Agreement	19
5.7.	Registration Rights Agreement	19
5.8.	Certificate of Incorporation	19
5.9.	Consents and Waivers	19
5.10.	Management Rights Letter	20
5.11.	Material Agreements	20
5.12.	Amendment to Bylaws	20
5.13.	Expenses	20
5.14.	Consummation of Acquisition of CLC Group	20

ARTICLE VI	CONDITIONS OF THE COMPANY’S OBLIGATIONS	20
6.1.	Effect of Conditions	20
6.2.	Representations and Warranties	20
6.3.	Execution of Agreements	20
6.4.	Performance	21
6.5.	Consummation of Acquisition of CLC Group	21
6.6.	Contribution	21

ARTICLE VII	CERTAIN DEFINITIONS	21

ARTICLE VIII	SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS; INDEMNIFICATION AND LIMITATION OF LIABILITY	24
8.1.	Survival	24
8.2.	Indemnification by the Company	24
8.3.	Indemnification Procedures	25

ARTICLE IX	TERMINATION	26

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9.1.	Termination	26
9.2.	Specific Performance and Other Remedies	27
9.3.	Effect of Termination	27

ARTICLE X	MISCELLANEOUS	27
10.1.	Parties in Interest	27
10.2.	Amendments and Waivers	27
10.3.	Notices	28
10.4.	Confidentiality	28
10.5.	Expenses	29
10.6.	Counterparts	29
10.7.	Effect of Headings	29
10.8.	Governing Law	29

- iii -

EXHIBITS
A	Description of Preferred Stock

B	Opinion of Counsel for Company

C	Sixth Amended and Restated Stockholders Agreement

D	Sixth Amended and Restated Registration Rights Agreement

E	Management Rights Letter

F	CLC Group Purchase Agreement

G	Amendment to Bylaws

- iv -

April 1, 2009

To:	The Purchasers listed on
Schedule I attached hereto:

Re:	Series E Convertible Preferred Stock of FleetCor Technologies, Inc.

Ladies and Gentlemen:

FleetCor Technologies, Inc., a Delaware corporation (the “Company”), hereby agrees with you as follows:

ARTICLE I

PURCHASE AND SALE OF SHARES

1.1. Purchase and Sale of Preferred Stock. At the Closing (as herein defined), the Company will sell to the purchasers listed on Schedule I attached hereto and/or one or more of their affiliated funds (the “Purchasers”) an aggregate of 3,400,000 shares (the “Shares”) of the Company’s authorized but unissued shares of Series E Convertible Preferred Stock, par value $0.001 per share (the “Series E Preferred Stock”), having the rights, powers and privileges as set forth in Exhibit A attached hereto, at a price of $30.00 per share, for an aggregate purchase price of $102,000,000. The Shares shall represent approximately 9.93% of the fully-diluted capital stock of the Company as of the Closing (after giving effect to (i) the issuance of all Shares to be purchased at the Closing, (ii) all options and shares reserved for grant under the Company’s Amended and Restated Stock Incentive Plan (the “Incentive Plan”), and (iii) the exercise or conversion of all options, warrants and other convertible securities outstanding as of the Closing).

1.2. Conversion Shares. The Series E Preferred Stock shall be convertible into shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), in accordance with the terms set forth in Exhibit A attached hereto. Shares of Common Stock issued or issuable upon conversion of the Series E Preferred Stock are herein referred to as the “Conversion Shares.” The Company hereby covenants that it will reserve from its authorized but unissued shares of Common Stock a sufficient number of shares to issue the Conversion Shares which may be issuable upon conversion of the Series E Preferred Stock from time to time

1.3. Closing. Subject to the satisfaction or waiver of the conditions set forth in Articles V and VI hereof, the purchase of the Shares, for an aggregate purchase price of $102,000,000, shall be made at a closing (the “Closing”) to be held at the offices of King & Spalding LLP, 1180 Peachtree Street NE, Atlanta, Georgia 30309, at 10:00 a.m. on the date on which the last of the conditions set forth in Articles V and VI shall have been satisfied or waived or on such other date as the parties shall otherwise agree (the “Closing Date”). Payment at the Closing for the Shares shall be by wire transfer payable in immediately available federal funds, except that the Nautic Purchasers shall pay for the Shares being purchased by them by contributing to FleetCor Technologies Operating Company, LLC, a Georgia limited liability company (“FTOC”), 3,221.91 shares of common stock (the “Nautic Contributed Stock”) of CLC Group, Inc., a Delaware Corporation (“CLC Group”), free and clear of all Liens, it being understood and agreed that the Nautic Contributed Stock shall be deemed for purposes of this Agreement and the CLC Group Purchase Agreement to have an aggregate value of $8,000,010. Each Purchaser shall pay that amount for the Shares being acquired by it at the Closing as described on Schedule I attached hereto. At the Closing, the Company shall deliver to each Purchaser one or more certificates representing the Shares being purchased by such Purchaser, in such denominations and issued in such names as may be requested by such Purchaser.

1.4. Ordinary Course of Business. Except for the transactions contemplated hereby, between the date of execution and delivery of this Agreement and the Closing Date, the Company (i) shall conduct its business, finances and operations only in the ordinary course of business consistent with past practice and (ii) shall not purchase, redeem, or otherwise acquire, or set aside any sums for the purchase, redemption or other acquisition of, or pay any dividend or make any distribution in respect of any shares of capital stock of the Company or any other securities convertible into, or exercisable or exchangeable for, shares of capital stock of the Company.

1.5. Use of Proceeds. The cash proceeds from the sale of the Shares at the Closing shall be used to acquire all of the issued and outstanding capital stock of CLC Group (other than the Nautic Contributed Stock).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

In order to induce the Purchasers to purchase the Shares, the Company makes the following representations and warranties, which shall be true, correct and complete in all respects on the date hereof and, if the Closing occurs following the date hereof, shall be true, correct and complete in all material respects as of the Closing except to the extent that such representations and warranties refer to a specific earlier date, and in each case shall be unaffected by any investigation heretofore or hereafter made by the Purchasers. All references to “Company” used in this Article II, other than those in Sections 2.4, 2.5 and 2.6, shall mean and refer to the Company, together with each of the Subsidiaries.

2.1. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to own its properties and to carry on its business as presently conducted. The Company is qualified as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or maintains employees, except where the failure to so qualify could not reasonably be expected to have a Material Adverse Effect.

2.2. Authorization. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of this Agreement (including the Exhibits hereto), the Stockholders Agreement (as herein defined), the Registration Rights Agreement (as herein defined) and the management rights letter referred to in Section 5.10 (collectively, the “Related Agreements”), and any other agreements or instruments executed by the Company in connection herewith or therewith and the consummation of the transactions contemplated herein or therein, and for the due authorization, and the issuance and delivery of the shares of Series E Preferred Stock issuable pursuant to this Agreement and the Conversion Shares issuable upon conversion thereof. Except for the amendments to the Company’s Certificate of Incorporation contemplated by this Agreement (the “Charter Amendments”), the issuance of the Series E Preferred Stock and the issuance of the Conversion Shares issuable upon conversion of the Series E Preferred Stock do not require any further corporate action and, upon effectiveness of the Stockholders Agreement, are not and will not be subject to any preemptive right, right of first refusal or the like (other than rights that have been waived). This Agreement, the Related Agreements and the other agreements and instruments executed by the Company in connection herewith or therewith will each be a valid and binding obligation of the Company enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

2.3. Approvals. No consent, approval, waiver, order, license or authorization of, or designation, declaration or filing with, any Person or Governmental Entity is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of this Agreement, any of the Related Agreements or any other agreements or instruments executed by the Company in connection herewith or therewith, or in connection with the issuance of the Series E Preferred Stock and the issuance of the Conversion Shares upon conversion thereof, except for (i) those which have already been made or granted, (ii) filings pursuant to federal and state securities laws (all of which filings have been made by the Company other than those which are required to be made after the Closing and which will be made on a timely basis) in connection with (A) the sale of the Shares and (B) the issuance of securities by the Company pursuant to the rights of first refusal set forth in the Stockholders Agreement which may be triggered at a future date pursuant to the terms thereof, (iii) the filing of registration statements with the Securities and Exchange Commission (the “Commission”) and any applicable state securities commission as specifically provided for in the Registration Rights Agreement and (iv) such filings as may be required under the Hart Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).

2.4. Authorized and Outstanding Stock.

(a) As of the date hereof, the authorized capital stock of the Company consists of 52,000,000 shares of Common Stock, of which 13,358,157 shares are issued and outstanding; 1,919,135 shares of Series D-1 Preferred Stock, par value $0.001 per share, of which 1,668,449 are issued and outstanding; 230,769 shares of Series D-2 Preferred Stock, par value $0.001 per share, of which 201,923 are issued and outstanding; 3,995,413 shares of Series D-3 Preferred Stock, par value $0.001 per share, of which 3,995,413 are issued and outstanding; 8,164,281 shares of Series D-4 Preferred Stock, par value $0.001 per share, of which 8,164,281 are issued and outstanding; and 1,000,000 shares of Blank Check Preferred Stock (as defined in the Company’s Fifth Amended and Restated Certificate of Incorporation). Immediately following the filing of the Charter and after the Closing (subject to the exercise of any options or conversion rights), the authorized capital stock of the Company shall consist of 52,000,000 shares of Common Stock, of which 13,358,157 shares shall be issued and outstanding; 1,919,135 shares of Series D-1 Preferred Stock, par value $0.001 per share, of which 1,668,449 shall be issued and outstanding; 230,769 shares of Series D-2 Preferred Stock, par value $0.001 per share, of which 201,923 shall be issued and outstanding; 3,995,413 shares of Series D-3 Preferred Stock, par value $0.001 per share, of which 3,995,413 shall be issued and outstanding; 8,164,281 shares of Series D-4 Preferred Stock, par value $0.001 per share, of which 8,164,281 shall be issued and outstanding; 3,400,000 shares of Series E Preferred Stock, par value $0.001 per share, of which 3,400,000 shall be issued and outstanding; and 1,000,000 shares of Blank Check Preferred Stock (as defined in the Charter). All outstanding shares of capital stock of the Company are validly issued, fully paid and non-assessable except as set forth on Schedule 2.4 and outstanding and held of record and owned beneficially by the Persons as set forth on Schedule 2.4 attached hereto, free and clear of all Liens or restrictions on transfer except for restrictions on transfer imposed by federal or state securities or “blue-sky” laws or pursuant to the Company’s Fifth Amended and Restated Stockholders Agreement and Fifth Amended and Restated Registration Rights Agreement. Except as set forth on Schedule 2.4, there are no outstanding warrants, options, stock appreciation rights, phantom stock, stock rights, commitments, preemptive rights, rights to acquire or purchase, conversion rights or demands (including, without limitation, obligations of the Company to repurchase, redeem or otherwise acquire securities of the Company) of any character relating to the capital stock or other securities of the Company. Except as set forth on Schedule 2.4, there are no shares or options issuable or reserved for issuance pursuant to the Incentive Plan or any other stock option plan or stock incentive plan of the Company. All issued and outstanding shares of capital stock of the Company were issued (i) in transactions exempt from the registration provisions of the Act, and (ii) in compliance with or in transactions exempt from the registration provisions of applicable state securities or “blue-sky” laws. Except as set forth on Schedule 2.4, the Company has no shares in its treasury. Except for the Stockholders Agreement, there is no proxy, stockholder agreement, voting trust, or other agreement or understanding to which the Company, or to the Company’s knowledge, any other Person, is a party or by which it is bound relating to the voting of any securities of the Company.

(b) The Common Stock and Series E Preferred Stock shall have the rights, terms and privileges set forth in Exhibit A attached hereto. The Shares have been duly authorized and, when issued in accordance with this Agreement, will be duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities “blue-sky” laws and except for those imposed pursuant to this Agreement or any Related Agreement. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Shares, and, when so issued, will be duly and validly authorized, validly issued and fully paid and non-assessable and free from any restrictions on transfer, except for restrictions imposed by federal or state securities or “blue-sky” laws and except for those imposed pursuant to this Agreement or any Related Agreement.

2.5. Subsidiaries. Except as set forth on Schedule 2.5 attached hereto, the Company does not have any Subsidiaries or other equity investment in any other Person. Each Subsidiary has an authorized capitalization consisting of the number and types of shares of capital stock set forth in Schedule 2.5, with the par value per share stated therein. Such Subsidiary has issued and outstanding the number and types of shares of capital stock set forth in Schedule 2.5, and listed thereon is the name and address of each lawful owner of such shares of capital stock setting forth the number and type of shares of capital stock in such Subsidiary owned by such Person. Except as set forth on Schedule 2.5, no other shares of capital stock are issued or outstanding and there are no outstanding options, warrants or other equity acquisition rights for securities of such Subsidiaries. All of the issued and outstanding shares of capital stock of the Subsidiaries has been duly authorized and validly issued and are fully paid and non-assessable.

2.6. Financial Information. The Company has previously delivered to the Purchasers (i) the audited financial statements of the Company for the year ended December 31, 2007, and (ii) the unaudited financial statements of the Company for the year ended December 31, 2008 (collectively, the “Financial Statements”). The Financial Statements are in accordance with the books and records of the Company and present fairly in accordance with generally accepted accounting principles (“GAAP”) applied on a basis consistent with prior periods the financial condition, results of operations, cash flows and changes in stockholders’ equity of the Company as of the dates and for the periods shown; however such unaudited Financial Statements may not be in accordance with GAAP as a result of the absence of footnotes and normal year-end adjustments, none of which will be material in amount. As of December 31, 2007, the Company had no liability or obligation, contingent or otherwise, which is required by GAAP to be reserved or reflected and is not adequately reserved against or reflected in the Financial Statements for the period ended, and as of, such date, except as set forth on Schedule 2.6. Except as set forth on Schedule 2.6, since December 31, 2007, (i) there has been no change in the business, assets, liabilities, condition (financial or otherwise) or operations of the Company except for changes in the ordinary course of business which could not reasonably be expected to have a Material Adverse Effect and (ii) none of the business, condition (financial or otherwise), operations, property or affairs of the Company has been materially adversely affected by any occurrence or development, individually or in the aggregate, whether or not insured against.

2.7. Events Subsequent to the Date of the Financial Statements. Except as contemplated by this Agreement or any Related Agreement or set forth on Schedule 2.7, since December 31, 2007, the Company has not (i) except for employee stock options (or exercises thereof), issued any stock, stock options, warrants or other securities convertible into or exercisable or exchangeable for capital stock, or any bond or other corporate security, (ii) borrowed any money (except under revolving lines of credit which existed as of December 31, 2007) or mortgaged, pledged or subjected to any Lien any of its assets, tangible or intangible, (iii) sold, assigned or transferred any of its tangible assets, or cancelled any debt or claim except in the ordinary course of business, or (iv) suffered any loss of property or waived any right of substantial value. Except as contemplated by this Agreement or any Related Agreement or set forth on Schedule 2.7, since December 31, 2007, the Company has not declared or made, or set aside any sums for, any payment or distribution to stockholders or purchased or redeemed any shares of its capital stock or other securities.

2.8. Litigation. Except as otherwise set forth on Schedule 2.8, there is no litigation or governmental proceeding or investigation pending or, to the knowledge of the Company threatened, against the Company or affecting any of its properties or assets, or, to the knowledge of the Company, against any officer, director or employee of the Company in his capacity as such with any substantial likelihood of recovery where such recovery could reasonably be expected to have a Material Adverse Effect.

2.9. Compliance with Laws and Other Instruments. The Company is in compliance with all of the provisions of this Agreement and of its respective charter and by-laws, and, in all material respects with the provisions of each mortgage, indenture, lease, license, other agreement or instrument, judgment, decree, judicial order, statute, and regulation by which it is bound or to which it or its properties are subject, including, without limitation, privacy and usury laws. Neither the execution, delivery or performance of this Agreement and the Related Agreements nor the consummation of the transactions contemplated hereby and thereby, nor the offer, issuance, sale or delivery of the Shares and Conversion Shares, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of its charter or by-laws, subject to the Charter Amendments, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument (except as set forth on Schedule 2.9) by which the Company is bound or to which it or any of its properties are subject, except for violations, breaches, defaults, encumbrances or losses which could not reasonably be expected to have a Material Adverse Effect.

2.10. Taxes. The Company has timely filed all material tax returns required to be filed by it within the applicable periods for such filings, and all such tax returns are true, correct, and complete in all material respects. All taxes shown to be payable on the tax returns or on subsequent assessments with respect thereto have been paid in full on a timely basis, and no other taxes are payable by the Company with respect to the items or periods covered by such tax returns (whether or not shown on or reportable on such tax returns) or with respect to any period prior to the date of this Agreement except as reflected as on the Financial Statements as a current liability accrual for taxes in accordance with GAAP (excluding reserves for deferred taxes). The amount of the Company’s liability for unpaid taxes for all periods ending on or before the date of the most recent Financial Statements does not, in the aggregate, exceed the amount of the current liability accruals for taxes in accordance with GAAP (excluding reserves for deferred taxes) reflected on such Financial Statements. The Company has not incurred any liability for taxes from the date of the most recent Financial Statements through the date of this Agreement other than in the ordinary course of business and consistent with reasonable past practice. The Company has properly classified for tax purposes all employees, consultants and independent contractors and other service providers, and has made all filings and has withheld, deposited and paid all taxes, required to have been filed, withheld, deposited or paid in connection with services provided by such persons. Proper and adequate amounts have been withheld, deposited and paid by the Company with respect to its employees for all periods in compliance with the tax, social security and unemployment withholding provisions of all federal, state, local and foreign laws. No deficiencies for any tax are currently assessed against the Company, and, to the knowledge of the Company, except as set forth on Schedule 2.10 there is no audit pending or contemplated with respect to the income tax returns of the Company. There is no material tax Lien, whether imposed by any federal, state, local or foreign taxing authority, outstanding against the assets, properties or business of the Company, other than any Lien for taxes not yet due and payable. The Company has not agreed, and the Company is not required, to make an adjustment under Section 481 of the Code (or any comparable provisions of state, local or foreign law) by reason of a change in accounting method, including on account of the transactions contemplated herein or in related agreements; and the Company has not received any written ruling of a taxing authority relating to federal income taxes or entered into any written and legally binding agreement with a taxing authority relating to federal income taxes, including any closing agreements under Section 7121 of the Code. The Company has no liability for, and no obligation to pay, the taxes of any person, as a transferee or successor, by contract, pursuant to a tax sharing agreement, indemnification, or guaranty, or otherwise. The Company has not filed a consent under Section 341(f) of the Code concerning collapsible corporations, or agreed to have Section 341(f)(2) of the Code apply to any disposition of an asset owned by the Company. The Company has no liability for, and no obligation to pay, the taxes of any person other than the Company, under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or foreign law) or otherwise. The Company has no liability for, and no obligation to pay, the taxes of any person, as a transferee or successor, by contract, pursuant to a tax sharing agreement, indemnification, or guaranty, or otherwise. The Company has not made, revoked or changed any material tax elections or changed any material method of accounting since December 31, 2007. For the purposes of this Agreement, the term “tax” shall include all federal, state, local and foreign taxes, including income, franchise, property, sales, use, gross receipts, excise, gasoline, fuel, withholding, backup withholding, payroll and employment taxes or other similar assessments or taxes of any kind whatsoever, including all interest, penalties and additions imposed with respect to such amounts.

2.11. Real Property; Environmental Matters.

(a) Schedule 2.11 sets forth the addresses and uses of all real property that the Company owns or leases or subleases pursuant to an agreement requiring the Company to pay in excess of $75,000, and any Lien (exclusive of any Permitted Liens) for which the Company is liable and which the Company has secured with any such owned real property or leasehold interest, specifying in the case of each such lease or sublease, the name of the lessor or sublessor, as the case may be, the lease term and the obligations of the lessee thereunder (or in lieu thereof, attaching a copy of such lease or sublease). Except as set forth on Schedule 2.11, there are no defaults by the Company, or to the knowledge of the Company, by any other party thereto, which might curtail in any material respect the present use by the Company of the property listed on Schedule 2.11. The performance by the Company of this Agreement and the Related Agreements will not result in the termination of, or in any increase of any amounts payable under, any lease listed on Schedule 2.11.

(b) Except as set forth on Schedule 2.11, there is no material violation by the Company of any law, rules, regulations, order, ordinances, judgments and decrees of any Governmental Entity or any Environmental Laws (including, without limitation, those relating to zoning, environmental, city planning or similar matters) relating to any real property or part thereof, as the case may be, owned, leased or subleased by the Company.

(c) Except as set forth on Schedule 2.11, all real property owned or leased by the Company, complies with all applicable Environmental Laws. Except as set forth on Schedule 2.11, the Company has not received notice of, nor does the Company have knowledge of, any noncompliance with such Environmental Laws or of any alleged liability for any claim, action, suit, proceeding, hearing, or investigation, based on or related to the disposal, storage, handling, manufacture, processing, distribution, use, treatment or transport, or the emission, discharge, release or threatened release into the environment, of any Substance. As used in this Section 2.11, the term “Substance” or shall mean any pollutant, hazardous substance, hazardous material, hazardous waste or toxic waste, as defined in any presently enacted federal, state or local statute or any regulation that has been promulgated pursuant thereto. No part of any of the real property owned or leased by the Company has been listed or proposed for listing on the National Priorities List established by the United States Environmental Protection Agency, or any other such list by any federal, state or local authorities.

(d) Except as set forth on Schedule 2.11, the Company has all registrations, permits, licenses, and approvals issued by or on behalf of any federal, state or local governmental body or agency if any (“Environmental Permits”) that are required in connection with the operation by the Company of its business, the discharge or emission of any Substance by the Company from real property owned or leased by the Company or the generation, treatment, storage, transportation, or disposal of any Substance by the Company and is in material compliance with the same.

2.12. Personal Property. Except as set forth on Schedule 2.12 and except for property sold or otherwise disposed of in the ordinary course of business since December 31, 2008, the Company owns free and clear of any Liens, all of the personal property reflected as owned by the Company in the most recent balance sheet contained in the Financial Statements, and all other material items of personal property acquired by the Company through the date hereof. All material items of such personal property are in normal operating condition, wear and tear excepted.

2.13. Intellectual Property; Proprietary Rights; Employee Restrictions. For the purposes of this Agreement, the following terms have the following definitions:

“Intellectual Property” shall mean any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, computer programs and other computer software, user interfaces, processes and formulae, source code, object code, algorithms, architecture, structure, display screens, layouts, development tools, instructions, templates and marketing materials, designs and all documentation relating to any of the foregoing; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations, intent-to-use applications and other registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all domain names; (viii) all economic rights of authors and inventors, however denominated, throughout the world, and (ix) any similar or equivalent rights to any of the foregoing anywhere in the world.

“Company Intellectual Property” shall mean any Intellectual Property that is owned by, or exclusively licensed to, the Company.

(a) No Company Intellectual Property or product or service of the Company is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company, or which may affect the validity, use or enforceability of such Company Intellectual Property.

(b) All licenses, assignments and releases relating to such Intellectual Property used by the Company are valid and binding agreements of the parties thereto, enforceable in accordance with their terms. The Company owns and has good and exclusive right, title and interest to, or (x) has exclusive license to, each item of Company Intellectual Property and (y) has non-exclusive license to other Intellectual Property used by Company, in each case, free and clear of any Lien; and all Company Intellectual Property rights, and, to the knowledge of the Company, all other Intellectual Property rights, are in full force and effect. Except as set forth on Schedule 2.13, the Company is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company, including the sale of any products or the provision of any services by Company. The Company owns exclusively, and has good title to, all copyrighted works that are Company products or which Company otherwise expressly purports to own. No university, government agency (whether federal or state) or other organization has sponsored research and development conducted by the Company or has any claim of right to or ownership of or other encumbrance upon the Intellectual Property Rights of the Company. No holder of the Company’s capital stock maintains any proprietary interest in Intellectual Property owned or used by the Company, other than an indirect interest by virtue of his equity interest in the Company.

(c) All material patents, patent applications, trademarks, service marks, copyrights, mask work rights and domain names of the Company have been duly registered and/or filed with or issued by each appropriate governmental entity, all material affidavits of continuing use have been filed, and all material maintenance fees have been paid to continue all such rights in effect.

(d) To the extent that any Company Intellectual Property (including without limitation software, hardware, copyrightable works and the like) has been developed, created, modified or improved by a third party for the Company, the Company has a written agreement with such third party that assigns to the Company ownership of such Company Intellectual Property, each of which is a valid and binding agreement of the parties thereto, enforceable in accordance with its terms; and the Company thereby has obtained ownership of, and is the exclusive owner of such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so. The Company has the right to use all trade secrets, data, customer lists, log files, hardware designs, programming processes, software and other information required for or incident to its products or its business (including, without limitation, the operation of its World Wide Web sites) as presently conducted and has no reason to believe that any of such information that is provided to the Company by third parties will not continue to be provided to the Company on the same terms and conditions as currently exist.

(e) Except as set forth on Schedule 2.13 the Company has not transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was Company Intellectual Property, to any third party.

(f) Except as set forth on Schedule 2.13, to the knowledge of the Company, the operation of the business of the Company as such business currently is conducted, including the Company’s design, development, manufacture, marketing and sale of the products or services of the Company (including products currently under development) does not infringe or misappropriate the Intellectual Property of any third party or, constitute unfair competition or trade practices under the laws of any jurisdiction.

(g) To the knowledge of the Company, no person is infringing or misappropriating any Company Intellectual Property or other Intellectual Property Rights in any of its products, technology or services, or has or is violating the confidentiality of any of its proprietary information.

(h) The Company has taken reasonable steps to protect the Company’s rights in the Company’s proprietary and/or confidential information and trade secrets or any trade secrets or confidential information of third parties provided to the Company, and, without limiting the foregoing, the Company has and enforces a policy requiring each employee to execute a proprietary information/confidentiality agreement substantially in the form provided to the Purchasers. To the knowledge of the Company, all trade secrets and other confidential information of the Company are not part of the public domain or knowledge, nor, to the knowledge of the Company, have they been misappropriated by any person having an obligation to maintain such trade secrets or other confidential information in confidence for the Company. To the knowledge of the Company, no employee or consultant of the Company has used any trade secrets or other confidential information of any other person in the course of their work for the Company. The Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company.

All Intellectual Property Rights purported to be owned by the Company which were developed, worked on or otherwise held by any employee, officer or consultant are owned by the Company, without any material restriction or encumbrance except as set forth on Schedule 2.13, by operation of law or have been validly assigned to the Company, and such assignments are valid binding agreements of the parties thereto, enforceable in accordance with their terms. To the knowledge of the Company, none of the Company’s employees and consultants is bound by any agreement relating to confidential information or trade secrets of, or the assignment of rights to any inventions, know how or intellectual property of any kind to, another entity that are being violated by such employee or consultant. The activities of the Company’s employees and consultants on behalf of the Company do not violate in any material respects any agreements or arrangements known to the Company which any such employees or consultants have with former employers or any other entity to whom such employees or consultants may have rendered consulting services.

(i) All information and content of the Company’s World Wide Web sites (other than information provided by users, customers and advertisers) is accurate and complete in all material respects.

(j) The Company’s software-based credit transaction processing system has operated and continues to operate in a manner that accurately reflects in all material respects customer transactions.

2.14. Agreements of Directors, Officers and Employees. To the knowledge of the Company, no director, officer or employee of or consultant to the Company is in violation of any terms of any employment contract, non-competition agreement, non-disclosure agreement, patent disclosure or assignment agreement or other contract or agreement containing restrictive covenants relating to the right of any such director, officer, employee or consultant to be employed or engaged by the Company because of the nature of the business conducted or proposed to be conducted by the Company, or relating to the use of trade secrets or proprietary information of others.

2.15. Governmental and Industrial Approvals. The Company has all the material permits, licenses, orders, franchises and other rights and privileges of all federal, state, local or foreign governmental or regulatory bodies necessary for the conduct of its business as presently conducted. To the knowledge of the Company, all such permits, licenses, orders, franchises and other rights and privileges are in full force and effect and no suspension or cancellation of any of them is threatened. None of such permits, licenses, orders, franchises or other rights and privileges will be affected by the consummation of the transactions contemplated in this Agreement and the Related Agreements other than effects which would not have a Material Adverse Effect.

2.16. Contracts and Commitments.

(a) Except as contemplated by this Agreement or any Related Agreement or set forth on Schedule 2.16 attached hereto, the Company has no contract, obligation or commitment, which is material or which involves a potential material commitment, or any stock redemption or stock purchase agreement, stock option plan, stockholders’ agreement, or financing agreement. Schedule 2.16 sets forth the ten (10) largest customer and ten (10) largest merchant contracts of the Company. Except as set forth on Schedule 2.20 and except with respect to merchant contracts, no party to any contract, obligation or commitment listed on Schedule 2.16 has canceled or otherwise terminated, or to the knowledge of the Company, threatened to cancel or otherwise terminate, any contract, obligation or commitment listed on Schedule 2.16 or decreased materially, or to the knowledge of the Company, threatened to decrease or limit materially, its level of business with the Company pursuant to any contract, obligation or commitment listed on Schedule 2.16. For purposes of this Section 2.16, a contract, obligation or commitment shall be deemed material if it (i) is not a customer or merchant contract in the ordinary course of business and (ii) requires future expenditures by the Company in excess of $500,000 or requires payment to the Company in excess of $500,000 or is not cancelable by the Company without penalty within thirty (30) days.

(b) The Company has previously delivered to the Purchasers true and completed copies of the (i) Credit Agreement, dated as of June 29, 2005, which was amended and restated as of April 30, 2007, by and among FleetCor Technologies Operating Company, LLC, FleetCor UK Acquisition Limited, FleetCor Technologies, Inc., J.P. Morgan Chase Bank, N.A., as Administrative Agent and Collateral Agent, JP Morgan Europe Limited, as London Agent, and each lender from time to time party thereto, and (ii) Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007, which was amended by the First Amendment to the Fourth Amended and Restated Receivables Purchase Agreement dated as of July 8, 2008, and which was further amended by that certain Assignment, Assumption

Agreement and Second Amendment to the Fourth Amended and Restated Receivables Purchase Agreement dated as of November 10, 2008, among FleetCor Funding, as Seller, the Company, as initial Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator, as amended (such agreements listed in (i) and (ii) above, collectively, the “Credit Agreements”). Each of the Credit Agreements remains in full force and effect in accordance with the terms thereof. No party is in default of any Credit Agreement or has received notice of any default of any Credit Agreement. No party to any Credit Agreement has canceled or otherwise terminated, or to the knowledge of the Company, threatened to cancel or otherwise terminate, any Credit Agreement.

2.17. Registration Rights. Except for the Fifth Amended and Restated Registration Rights Agreement, dated as of December 19, 2006, that will be superseded by the Registration Rights Agreement, the Company has not granted any rights relating to registration of its capital stock under the Act or state securities laws other than those contained in the Registration Rights Agreement.

2.18. Insurance Coverage. Except as described on Schedule 2.18, there are currently no claims pending against the Company under any insurance policies currently in effect and covering the property, business or employees of the Company, and all premiums due and payable with respect to the policies maintained by the Company have been paid to date. The Company has no reason to believe that any of such policies are not in full force and effect and such policies provide insurance, including without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in similar businesses to the Company to protect employees, properties, assets, businesses and operations of the Company.

2.19. Employee Matters. Except as contemplated by this Agreement or any Related Agreement or set forth on Schedule 2.19, the Company does not have in effect any employment agreements, consulting agreements, deferred compensation, severance, pension or retirement agreements or arrangements, bonus, incentive or profit-sharing plans or arrangements (other than sales commission plans entered into in the ordinary course of business), or labor or collective bargaining agreements, written or oral. The Company has no knowledge that any of the officers or other key employees of the Company presently intends to terminate his employment. The Company is in compliance in all material respects with all applicable laws and regulations relating to labor, employment, fair employment practices, terms and conditions of employment, and wages and hours. The Company is in material compliance with the terms of all plans, programs and agreements listed on Schedule 2.19, and each such plan, program or agreement is in material compliance with all of the requirements and provisions of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the Code. No such plan or program has engaged in any “prohibited transaction” as defined in Section 4975 of the Code, or has incurred any “accumulated funding deficiency” as defined in Section 302 of ERISA, nor has any reportable event as defined in Section 4043(b) of ERISA occurred with respect to any such plan or program. With respect to each plan listed on Schedule 2.19, any required filings, including all filings required to be made with the United States Department of Labor and Internal Revenue Service, have been timely filed, except where the failure to make such filings will not have a Material Adverse Effect. The consummation of the transactions contemplated hereby will not entitle any employee of the Company to receive any bonus, severance or other payment.

2.20. Merchants and Customers. Except as set forth on Schedule 2.20, during the last twelve (12) months, no Large Account (as defined below) has canceled or otherwise terminated, or to the knowledge of the Company, threatened to cancel or otherwise terminate, its relationship with the Company or has decreased materially, or to the knowledge of the Company, threatened to decrease or limit materially, its level of business with the Company. A “Large Account” shall mean the ten (10) largest customers of the Company based on revenues attributable to such customers for the year ended December 31, 2008. The loss or termination of any single merchant relationship would not have a Material Adverse Effect.

2.21. No Brokers or Finders. Except as set forth on Schedule 2.21, no person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by the Company.

2.22. Transactions with Affiliates. Except as contemplated by this Agreement or any Related Agreement or as set forth on Schedule 2.22, there are no loans, leases or other continuing transactions between the Company, on the one hand, and any officer or director of the Company or any person owning five percent (5%) or more of the Common Stock of the Company or any respective family member or affiliate of such officer, director or stockholder, on the other hand.

2.23. Accounts Receivable. All accounts receivable of the Company, whether reflected in the Financial Statements or otherwise, represent sales made or services performed in the ordinary course of business, and, at the aggregate recorded amounts thereof, are collectible in the ordinary course of business within ninety (90) days of invoice and are not subject to any valid counterclaims or setoffs, except to the extent such accounts are adequately reserved against in the Financial Statements or otherwise in the books and records of the Company on a basis and in amounts consistent with past practice. The Company has not received notice of, and the Company does not have any reason to believe that it will receive notice of, any insurance provider’s intent to discontinue or not renew the Company’s existing credit or similar insurance that it currently carries on its accounts receivable on terms substantially comparable in the aggregate to the Company’s existing credit or similar insurance that it currently carries on its accounts receivable.

2.24. Assumptions, Guarantees, etc. of Indebtedness of Other Persons. Except as set forth on Schedule 2.24, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on or for any Indebtedness for borrowed money of any other Person, except guarantees by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business.

2.25. Disclosures. The representations and warranties contained in this Agreement, together with the Schedules to this Agreement, taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements contained herein or therein, in light of the circumstances in which they were made, not misleading.

ARTICLE III

INVESTMENT REPRESENTATIONS

3.1. Representations and Warranties. Each Purchaser, severally and not jointly, hereby represents and warrants (except with respect to Section 3.1(k), which is represented and warranted to only by the Nautic Purchasers, and Section 3.1(l), which is represented and warranted to only by First Plaza Group Trust) to the Company as follows:

(a) Such Purchaser is a limited partnership, trust, limited liability company or corporation, duly organized, validly existing and in good standing under the laws of its jurisdiction of organization or incorporation and has all requisite corporate, limited liability company or partnership power and authority and has taken all necessary corporate, trust, limited liability company or partnership action required for the due authorization, execution, delivery and performance by such Purchaser of this Agreement and the Related Agreements to which it is party, and any other agreements or instruments executed by the Purchaser in connection herewith or therewith and the consummation of the transactions contemplated herein or therein;

(b) This Agreement, the Related Agreements executed by such Purchaser and the other agreements and instruments executed by such Purchaser in connection herewith or therewith will each be a legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms;

(c) No consent, approval, license or authorization of, or designation, declaration or filing with, any Person or Governmental Entity is or will be required on the part of such Purchaser in connection with the execution, delivery and performance by such Purchaser of this Agreement, any Related Agreements executed by such Purchaser and any other agreements or instruments executed by such Purchaser in connection herewith or therewith, except for such filings as may be required under the HSR Act;

(d) Such Purchaser is in compliance with all the provisions of this Agreement and its organizational and partnership documents, and in all material respects with the material provisions of each other agreement or instrument, judgment, decree, judicial order, statute and regulation by which it is bound or to which it is subject. Neither the execution, delivery or performance of this Agreement and the Related Agreements to which such Purchaser is party nor the consummation of the transactions contemplated hereby and thereby, will materially violate, or result in any material breach of, or constitute a default under any provision of such Purchaser’s organizational or partnership documents, or any statute, rule or regulation, contract, lease, judgment, decree or other document or instrument by which such Purchaser is bound;

(e) Such Purchaser is acquiring the Shares to be purchased by such Purchaser and, upon the conversion thereof, the Conversion Shares (the “Securities”) solely for its own account as an investment and not with a view to any distribution or resale thereof in violation of the Act;

(f) Such Purchaser is an “Accredited Investor” (as such term is defined in Rule 501 of Regulation D of the Act). The financial situation of such Purchaser is such that it can afford to bear the economic risk of holding the Securities to be acquired by such Purchaser for an indefinite period of time. Such Purchaser can afford to suffer the complete loss of its investment in the Securities. The knowledge and experience of such Purchaser in financial and business matters is such that it is capable of evaluating the risk of an investment in the Securities. Such Purchaser acknowledges that it has had access to such financial and other information, and has been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as such Purchaser has deemed necessary in connection with its decision to make its investment in the Company, and that no representation or warranty, express or implied, is being made by the Company with respect to the Company or the Securities, other than those expressly set forth herein;

(g) Such Purchaser has been advised and understands that the Shares and Conversion Shares have not been registered under the Act, by reason of their issuance in a transaction exempt from the registration requirements of the Act pursuant to Section 4(2) thereof, or Rule 505 or 506 promulgated under the Act, and that in this connection, the Company is relying in part on the representations of such Purchaser set forth in this Article III;

(h) Such Purchaser has been further advised and understands that no public market now exists for any of the securities issued by the Company and that a public market may never exist for the Securities;

(i) Such Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Shares; provided, however, that nothing in this Section 3.1 shall be deemed to vitiate or limit the representations, warranties and covenants of the Company contained in this Agreement; and

(j) No person has or will have, as a result of the transactions contemplated by this Agreement, any right, interest or claim against or upon the Shares and/or Conversion Shares to be acquired by such Purchaser or upon the Company for any commission, fee or other compensation as a finder or broker because of any act or omission by such Purchaser.

(k) The Nautic Purchasers have good and valid title to Nautic Contributed stock free and clear of all Liens, and, at the Closing, the Nautic Contributed Stock shall be contributed to the Company, with good and marketable title thereto, free and clear of all Liens.

(l) The acquisition of Shares pursuant to this Agreement (including the receipt of Conversion Shares) by First Plaza Group Trust will not constitute a non-exempt “prohibited transaction” within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code.

3.2. Permitted Sales; Legends. Subject to the Stockholders Agreement, the Company agrees that it will permit (i) a distribution of the Securities by a partnership to one or more of its partners, where no consideration is exchanged therefor by such partners, or to a retired or withdrawn partner who retires or withdraws after the date hereof in full or partial distribution of his interest in such partnership, or to the estate of any such partner or the transfer by gift, will or intestate succession of any partner to his spouse or to the siblings, lineal descendants or ancestors of such partner or his spouse, or to a trust created for the benefit of one or more of the foregoing and (ii) a sale or other transfer of any of the shares of Securities, if the transferee agrees in writing to be subject to the terms of this Section 3.2 and Section 10.4 hereof to the same extent as if it were an original Purchaser hereunder and upon obtaining assurance satisfactory to the Company that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and applicable state securities or “blue-sky” laws, including, without limitation, receipt of an unqualified opinion to such effect of counsel reasonably satisfactory to the Company; provided that, no such sale or other transfer shall relieve or discharge any Purchaser of its obligations hereunder. The certificates representing the shares of Securities shall bear a legend evidencing such restriction on transfer substantially in the following form:

“The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933 (the “Act”) or the securities laws of any state. The shares may not be transferred by sale, assignment, pledge or otherwise unless (i) a registration statement for the shares under the Act is in effect or (ii) the corporation has received an opinion of counsel, which opinion is reasonably satisfactory to the corporation, to the effect that such registration is not required under the Act or the securities laws of any state.”

The certificates representing the shares of Securities shall also bear legends evidencing restrictions set forth in the Stockholders Agreement executed herewith and any other legends required or necessitated by law.

ARTICLE IV

AFFIRMATIVE COVENANTS OF THE COMPANY

Without limiting any other covenants and provisions hereof, the Company covenants and agrees that it will observe the following covenants on and after the date hereof (unless compliance is waived by the Majority Purchasers in advance in accordance with this Agreement):

4.1. Reports to the Board of Directors. In addition to any reports set forth in Section 13 of the Stockholders Agreement, all members of the Board of Directors shall be furnished with: (i) notification of defaults under material agreements; (ii) notification of all material litigation; and (iii) copies of all filings made with the Commission.

4.2. Payment of Taxes. The Company will, and will cause each Subsidiary to, pay and discharge all material taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits, or upon any properties belonging to it, prior to the date on which penalties attach thereto, and all lawful claims which, if unpaid, might become a Lien upon any properties of the Company or any Subsidiary, provided that neither the Company nor any Subsidiaries shall be required to pay any such tax, assessment, charge, levy or claim which (i) has not been asserted or is not owed, or (ii) is being contested in good faith and by proper proceedings if the Company or such Subsidiary shall have set aside on its books adequate reserves in the opinion of management.

4.3. Compliance with Laws, etc. The Company will, and will cause each Subsidiary to, comply with all applicable laws, rules, regulations and orders of any Governmental Entity, the noncompliance with which would reasonably be expected to have a Material Adverse Effect.

4.4. Corporate Existence; Ownership of Subsidiaries. The Company will, and will cause each Subsidiary, to at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to the business of the Company and the Subsidiaries, taken as a whole, and will, and will cause each Subsidiary to, qualify to do business as a foreign corporation in any jurisdiction where the failure to do so would have a Material Adverse Effect. Except as required by the Company’s financing or borrowing agreements or arrangements or otherwise as approved by the Majority Purchasers, the Company shall at all times own of record and beneficially, free and clear of all Liens of any nature, all of the issued and outstanding capital stock of each Subsidiary.

4.5. Compliance with ERISA. The Company will, and will cause each of the Subsidiaries to, use its best efforts to comply in all material respects with all minimum funding requirements applicable to any pension or other employee benefit plans which are subject to ERISA or to the Code, and comply in all material respects with the provisions of Title IV, ERISA, and the rules and regulations thereunder, which are applicable to any such plan. Neither the Company nor any Subsidiary will permit any event or condition to exist which could permit any such plan to be terminated under circumstances which cause the lien provided for in Section 4068 of ERISA to attach to the assets of the Company or any Subsidiary.

4.6. Board Approval. Not later than thirty (30) days prior to the end of each fiscal year, the Company will prepare and submit to its Board of Directors for its approval prior to such year end an operating plan and budget, cash flow projections and profit and loss projections, all itemized in reasonable detail for the immediately following year.

4.7. Financings. The Company will promptly provide to its Board of Directors the details and terms of, and any brochures or investment memoranda prepared by the Company related to, any possible financing of any nature for the Company or any Subsidiary, whether initiated by the Company or any other Person.

4.8. Meetings of the Board of Directors. The Company shall use its best efforts to cause meetings of the Board of Directors of the Company to be scheduled regularly and not less frequently than once every fiscal quarter. The Company shall reimburse all members of the Board of Directors of the Company for all direct out-of-pocket expenses incurred by them in attending such meetings.

4.9. Rule 144A Information. The Company shall, upon the written request of any Purchaser, provide to such Purchaser and to any prospective institutional transferee of the shares of Series E Preferred Stock designated by such Purchaser, such financial and other information as is available to the Company or can be obtained by the Company without material expense and as such Purchaser may reasonably determine is required to permit such transfer to comply with the requirements of Rule 144A promulgated under the Act.

4.10. Option Holders.

(a) The Company shall require that each optionee, upon his or her exercise of any option to purchase capital stock held by him or her, become a party to the Stockholders Agreement as a Common Investor (as defined in the Stockholders Agreement).

(b) Unless otherwise approved by the Compensation Committee of the Board of Directors, all options hereinafter granted under the Incentive Plan shall be exercisable at the rate of 25% per annum commencing on the first anniversary of such employee’s date of hire and 25% per annum thereafter in equal annual installments.

4.11. Further Action. Upon the terms and subject to the conditions set forth in this Agreement, the Company shall use all commercially reasonable efforts to take, or cause to be taken, all reasonable actions, and to do, or cause to be done, and to assist and cooperate with the Purchasers in doing, all things reasonably necessary, proper or advisable to bring about the satisfaction of the conditions to the Closing set forth herein, and the Purchasers undertake to use all commercially reasonable efforts (which efforts shall not require the expenditure of any money (other than the incurrence of legal fees) or the incurrence of any debt or obligation but shall require payment of the purchase price) to take such actions as the Company may reasonably request to cause the Closing to occur on the terms and conditions set forth herein; provided, however, that nothing in this Agreement shall be deemed to require any party to waive any provision of this Agreement.

4.12. Public Announcements. The Company and the Majority Purchasers will consult with each other and will mutually agree (the agreement of each party not to be unreasonably withheld) upon the content and timing of any press release or other public statement in respect of the transactions contemplated hereby.

4.13. Notification. From the date hereof through the Closing Date, the Company will notify Purchasers of any change, circumstance, condition, development, effect, event, fact, or result in respect of the business, operations, financial condition, results of operations, assets, liabilities, or prospects of the Company that, individually or in the aggregate, has resulted in or could reasonably be expected to have in a Material Adverse Effect.

4.14. Acquisition of CLC Group. Promptly after the Closing, the Company shall cause FTOC to acquire all of the remaining issued and outstanding capital stock of CLC Group pursuant to the terms and conditions set forth in the Stock Purchase Agreement by and among FleetCor Technologies Operating Company, LLC, CLC Group and the seller parties listed on the signature pages thereto (the “CLC Group Purchase Agreement”), substantially in the form attached hereto as Exhibit F.

ARTICLE V

CONDITIONS OF PURCHASERS’ OBLIGATION

5.1. Effect of Conditions. The obligation of the respective Purchasers to purchase and pay for the Shares at the Closing shall be subject at their respective election to the satisfaction of each of the conditions stated in the following Sections of this Article V.

5.2. Representations and Warranties. Each of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of the Closing Date, (except to the extent that such representations and warranties refer to a specific earlier date), and the Purchasers shall have received a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company on behalf of the Company to that effect.

5.3. Performance. The Company shall have performed and complied in all material respects with each of the agreements, covenants and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing, and the Purchasers shall have received a certificate dated as of the Closing Date and signed by the Chief Executive Officer of the Company on behalf of the Company to that effect (provided, however, that such certificate shall specifically exclude reference to the condition set forth in Section 5.11).

5.4. No Material Adverse Change. The business, properties, assets or condition (financial or otherwise) of the Company shall not have been materially adversely affected since the date of this Agreement, whether by fire, casualty, act of God or otherwise, and there shall have been no other changes in the business, properties, assets, condition (financial or otherwise), management or prospects of the Company that could reasonably be expected to have a Material Adverse Effect.

5.5. Opinion of Counsel. The Purchasers shall have received an opinion letter, dated the date of the Closing, from King & Spalding LLP, counsel to the Company, in the form attached as Exhibit B.

5.6. Stockholders Agreement. The Fifth Amended and Restated Stockholders Agreement shall have been replaced by the Sixth Amended and Restated Stockholders Agreement in the form of Exhibit C attached hereto (the ”Stockholders Agreement”), which shall have been executed and delivered by the Company and the appropriate parties thereto.

5.7. Registration Rights Agreement. The Fifth Amended and Restated Registration Rights Agreement shall have been replaced by the Sixth Amended and Restated Registration Rights Agreement in the form of Exhibit D attached hereto (the “Registration Rights Agreement”), which shall have been executed by the Company and the appropriate parties thereto.

5.8. Certificate of Incorporation. The Certificate of Incorporation of the Company shall have been amended and restated to provide for, among other things, the authorization of the Series E Preferred Stock. The Sixth Amended and Restated Certificate of Incorporation of the Company (the “Charter”) in the form of Exhibit A attached hereto shall have been filed, accepted and certified by the Secretary of the State of Delaware.

5.9. Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute this Agreement and the other agreements and documents contemplated herein, to sell and issue the Shares and Conversion Shares issuable upon conversion thereof, and to carry out the transactions contemplated hereby and thereby, including, without limitation, required consents, if any, of its lenders, its licensees and its stockholders. All corporate and other action and governmental filings necessary to effectuate the terms of this Agreement, the Related Agreements and the other agreements and instruments executed and delivered by the Company in connection herewith, and the issuance of the Shares and Conversion Shares, shall have been made or taken.

5.10. Management Rights Letter. The Company shall have executed and delivered to the Summit Purchasers a Management Rights Letter in the form of Exhibit E attached hereto.

5.11. Material Agreements. No circumstance, event or condition shall have occurred or arisen which has had, or could reasonably be expected to have, a material adverse effect on the Company’s relationship or business plan with BP (including ARCO) or any of the ancillary parties to the BP Agreement (specifically Comdata, Mastercard and Citi), Chevron, Citgo or Mastercard as such relationship and business plan have been disclosed by the Company or its representatives to the Purchasers prior to the date hereof. For the avoidance of doubt, the parties agree that the provisions of this Section 5.11 shall terminate and become null and void at Closing.

5.12. Amendment to Bylaws. The Bylaws of the Company shall have been amended as set forth on Exhibit F attached hereto.

5.13. Expenses. The Company shall have paid all costs and expenses of the Summit Purchasers incurred prior to Closing, or the Summit Purchasers may, at their sole election, cause such costs and expenses to be paid pursuant to a reduction in the purchase price to be paid at the Closing.

5.14. Consummation of Acquisition of CLC Group. The parties to the CLC Group Purchase Agreement shall be ready, willing, able and obligated to effect the transactions contemplated thereby on the terms and conditions contemplated therein immediately following the Closing, and such transactions shall be consummated immediately following the Closing on such terms and conditions, without waiver or amendment by the Company.

ARTICLE VI

CONDITIONS OF THE COMPANY’S OBLIGATIONS

6.1. Effect of Conditions. The obligation of the Company to sell and issue the Shares at the Closing to the respective Purchasers shall be subject at its election to the satisfaction of each of the conditions stated in the following Sections of this Article VI.

6.2. Representations and Warranties. Each of the representations and warranties of the applicable Purchaser contained in this Agreement shall be true and correct in all material respects on the Closing Date with the same effect as though made on and as of the Closing Date, and the Company shall have received a certificate dated as of the Closing Date and signed on behalf of the applicable Purchaser to that effect.

6.3. Execution of Agreements. The Related Agreements shall have been executed and delivered by the applicable Purchaser and/or the other appropriate parties thereto (other than the Company), as applicable.

6.4. Performance. The applicable Purchaser shall have performed and complied in all material respects with each of the agreements, covenants and conditions contained in the Agreement required to be performed or complied with by it at or prior to the Closing, and the Company shall have received a certificate dated as of the Closing Date and signed on behalf of the applicable Purchaser to that effect.

6.5. Consummation of Acquisition of CLC Group. The Company shall in its sole discretion be prepared to acquire CLC Group promptly after Closing.

6.6. Contribution. The Company shall have received stock certificates representing the Nautic Contributed Stock and accompanying stock powers duly executed by the Nautic Purchasers evidencing the transfer of the Nautic Contributed Stock to FTOC.

ARTICLE VII

CERTAIN DEFINITIONS

As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Act” means the Securities Act of 1933, as amended.

“Agreement” means this Stock Purchase Agreement as from time to time amended and in effect between the parties.

“Charter” shall have the meaning set forth in Section 5.8.

“Charter Amendments” shall have the meaning set forth in Section 2.2.

“Claim” shall have the meaning set forth in Section 8.3(a).

“CLC Group” shall have the meaning set forth in Section 1.3.

“CLC Group Purchase Agreement” shall have the meaning set forth in Section 4.14.

“Closing” shall have the meaning set forth in Section 1.3.

“Closing Date” shall have the meaning set forth in Section 1.3.

“Commission” shall have the meaning set forth in Section 2.3.

“Common Stock” shall have the meaning set forth in Section 1.2.

“Company” shall have the meaning set forth in the first paragraph.

“Company Intellectual Property” shall have the meaning set forth in Section 2.13.

“Conversion Shares” shall have the meaning set forth in Section 1.2.

“Credit Agreements” shall have the meaning set forth in Section 2.16(b).

“Deductible” shall have the meaning set forth in Section 8.2(b).

“Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act, the Solid Waste Disposal Act, the Clean Air Act, the Clean Water Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, the Emergency Planning and Community-Right-to-Know Act, the Safe Drinking Water Act, all as amended, and all similar state laws.

“Environmental Permits” shall have the meaning set forth in Section 2.11(d).

“ERISA” shall have the meaning set forth in Section 2.19.

“Financial Statements” shall have the meaning set forth in Section 2.6.

“First Plaza Group Trust” means First Plaza Group Trust, solely for the benefit of pools PMI-127, 128, 129 and 130.

“GAAP” shall have the meaning set forth in Section 2.6.

“Governmental Entity” means any federal, state, or municipal court or other governmental department, commission, board, bureau, agency, or instrumentality, governmental or quasi-governmental, domestic or foreign.

“Incentive Plan” shall have the meaning set forth in Section 1.1.

“Indebtedness” means all obligations, contingent or otherwise, whether current or long-term, which in accordance with generally accepted accounting principles would be classified upon the obligor’s balance sheet as indebtedness (other than deferred taxes) and shall include (i) capitalized leases, guarantees, endorsements (other than for collection in the ordinary course of business) or other arrangements whereby responsibility is assumed for the obligations of others, including any agreement to purchase or otherwise acquire the obligations of others or any agreement, contingent or otherwise, to furnish funds for the purchase of goods, supplies or services for the purpose of payment of the obligations of others, excluding accounts payable incurred in the ordinary course of business, (ii) all obligations for borrowed money, (iii) all obligations evidenced by notes, bonds, debentures, acceptances, or instruments, or arising out of letters of credit or bankers’ acceptances issued for such Person’s account, (iv) all obligations, whether or not assumed, secured by any Lien or payable out of the proceeds or production from any property or assets now or hereafter owned or acquired by such Person, (v) all obligations described in clauses (i) through (iv) for which such Person is obligated pursuant to a guaranty, (vi) all obligations for which such Person is obligated pursuant to any swap agreements designed to hedge against fluctuations in interest rates, foreign exchange rates or commodities pricing risk, and (vii) all obligations of such Person upon which interest charges are customarily paid or accrued.

“Intellectual Property” shall have the meaning set forth in Section 2.13.

“Large Accounts” shall have the meaning set forth in Section 2.20.

“Lien” means (a) any encumbrance, mortgage, pledge, lien, charge or other security interest of any kind upon any property or assets of any character, or upon the income or profits therefrom; (b) any acquisition of or agreement to have an option to acquire any property or assets upon conditional sale or other title retention agreement, device or arrangement (including a capitalized lease); or (c) any sale, assignment, pledge or other transfer for security of any accounts, general intangibles or chattel paper, with or without recourse.

“Losses” shall have the meaning set forth in Section 8.2(a).

“Majority Purchasers” means Purchasers purchasing a majority of the Shares hereunder; provided, however, that any event requiring the consent, approval or consultation of the Majority Purchasers shall require the consent, approval or consultation, as applicable, of the Summit Purchasers.

“Material Adverse Effect” means a material and adverse effect on (i) the assets, liabilities, properties, business, results of operation, condition (financial or otherwise) of the Company and the Subsidiaries, taken as a whole, (ii) the ability of any of the Company to perform in a timely manner any of its obligations under this Agreement or any of the Related Agreements or any transaction contemplated hereby or thereby, or (iii) the legality, validity, or enforceability of this Agreement or the other Related Agreements.

“Nautic Contributed Stock” shall have the meaning set forth in Section 1.3.

“Nautic Purchasers” shall mean, collectively, Nautic Partners V, L.P. and Kennedy Plaza Partners III, LLC

“Permitted Liens” means liens for taxes, assessments or governmental charges, or landlords’, mechanics’, materialmen’s or similar Liens, in each case that are not due and payable.

“Person” means an individual, corporation, partnership, association, joint stock, limited liability or other company, joint venture, business trust, trust or unincorporated organization or a government or agency or political subdivision thereof.

“Purchasers” shall have the meaning set forth in Section 1.1.

“Purchaser’s Ownership Percentage” shall have the meaning set forth in Section 8.2(a).

“Registration Rights Agreement” shall have the meaning set forth in Section 5.7.

“Related Agreements” shall have the meaning set forth in Section 2.2.

“Securities” shall have the meaning set forth is Section 3.1(e).

“Series E Preferred Stock” shall have the meaning set forth in Section 1.1.

“Shares” shall have the meaning set forth in Section 1.1.

“Stockholders Agreement” shall have the meaning set forth in Section 5.6.

“Subsidiary” means any corporation, association or other business entity of which the Company and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of every class of such corporation or trust other than directors’ qualifying shares.

“Substance” shall have the meaning set forth in Section 2.11(c).

“Summit Purchasers” shall mean the Purchasers set forth below the heading “Summit Purchasers” on Schedule I.

ARTICLE VIII

SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS;

INDEMNIFICATION AND LIMITATION OF LIABILITY

8.1. Survival. The representations and warranties of the Company contained in this Agreement (other than the representations and warranties contained in Sections 2.2 (Authorization), 2.4 (Authorized and Outstanding Stock), 2.5 (Subsidiaries), 2.10 (Taxes), 2.21 (No Brokers or Finders) of this Agreement) shall survive the Closing until the later of June 30, 2010 and the date ninety (90) days after the date the Purchasers receive the audited financial statements of the Company for the year ended December 31, 2009, and any claim for indemnification under Section 8.2 in respect of such representations and warranties must be brought within such time period; provided, that if a claim is brought within such time period, such claim shall remain valid thereafter until ultimately resolved. The representations and warranties of the Company contained in Section 2.4 shall survive the Closing indefinitely and the representations and warranties in Sections 2.2. 2.5, 2.10 and 2.21 shall survive the Closing until the termination of the applicable statute of limitations, and any claim for indemnification under Section 8.2 in respect of such representations and warranties must be brought within such time period; provided, that if a claim is brought within such time period, such claim shall remain valid thereafter until ultimately resolved. The covenants and agreements of the Company contained in this Agreement shall survive the Closing indefinitely (unless they terminated earlier in accordance with their terms). The representations, warranties and covenants of the Purchasers contained in this Agreement shall survive the Closing until the termination of the applicable statutes of limitation.

8.2. Indemnification by the Company.

(a) Indemnity. Subject to the conditions and limitations set forth in this Section 8.2, the Company shall defend, indemnify and hold harmless each Purchaser and its directors, officers, employees, agents, successors and assigns, from and against (1) such Purchaser’s Pro Rata Share of any loss, liability, damage, claim, action or cause of action, assessment, cost, penalty and expense, including reasonable legal and accounting fees and including any interest thereon (“Losses”), asserted against, resulting to, imposed upon or incurred by the Company or any of the Subsidiaries and (2) all Losses directly asserted against, resulting to, imposed upon or incurred by an indemnified party, in each case, by reason of, resulting from or related to the breach of (x) any representation or warranty made by the

Company in this Agreement or (y) the certificates delivered pursuant to Sections 5.2 and 5.3. Each Purchaser’s “Pro Rata Share” of any Loss shall be an amount equal to the Indemnifiable Percentage of such Loss multiplied by a fraction, the numerator of which is the number of Shares purchased by such Purchaser hereunder and the denominator of which is the total number of Shares purchased by all Purchasers hereunder. The “Indemnifiable Percentage” of any Loss shall equal the fraction (expressed as a percentage), (i) the numerator of which is the aggregate fully-diluted ownership percentage represented by the Shares issued and outstanding on the date of the Claim delivered in respect of such Loss (after giving effect to the issuance of all options and shares reserved as of the date of the Closing for grant under the Incentive Plan and the exercise and conversion of all other options, warrants and other convertible securities outstanding as of the date of the Closing after giving effect to the transactions contemplated by this Agreement and any Related Agreement) (the “Purchaser’s Ownership Percentage”), and (ii) the denominator of which is the amount equal to (A) 1.0 minus (B) the Purchaser’s Ownership Percentage. For purposes of determining only the amount of any Loss for which the Company may be required to provide indemnification under this Article VIII (and not for purposes of determining whether a breach of a representation of warranty has occurred that covers such Loss), all representations and warranties shall be read without regard to any materiality or Material Adverse Effect qualification which may be contained therein.

(b) Deductible. Notwithstanding the provisions of Section 8.2(a), the Company shall not be required to provide indemnity under this Section 8.2 unless, and then only to the extent that, the aggregate Losses exceed $2,000,000 (the “Deductible”); provided, however, that the Deductible shall not apply to a breach of a representation or warranty contained in Sections 2.2 or 2.4.

(c) Cap. In no event shall the Company be liable to make indemnification payments under this Agreement in excess of the aggregate purchase price paid by the Purchasers.

(d) Exclusive Remedy. The remedies set forth in this Article VIII shall be the sole and exclusive remedies of the Purchasers under this Agreement from and after the Closing with respect to any breach of any representation or warranty made by the Company set forth in this Agreement.

8.3. Indemnification Procedures

(a) In the event that any legal proceedings shall be instituted or that any claim or demand (“Claim”) shall be asserted by any Person in respect of which indemnification may be sought under Section 8.2 hereof, the Company or an indemnified party, as applicable, shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is or may be covered by this indemnity to be forwarded to the other party or parties. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim. After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within ten (10) business days after the date of such notice.

(b) The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party’s obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual and material loss and prejudice as a result of such failure.

ARTICLE IX

TERMINATION

9.1. Termination. This Agreement may be terminated at any time prior to the Closing Date only as follows:

(a) by mutual agreement of the Company and the Majority Purchasers;

(b) by the Majority Purchasers or the Company if there shall have been entered a final, non-appealable order or injunction by any Governmental Entity prohibiting or restraining the consummation of the transactions contemplated hereby or any material part hereof;

(c) by the Company, if the conditions set forth in Article VI hereof (to the extent compliance or performance thereunder is not within the control of the Company) shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Majority Purchasers on or before April 1, 2009 (the “Outside Date”) (or such later date as may be mutually agreed upon in writing by the parties hereto); and

(d) by the Majority Purchasers, if the conditions set forth in Section 5 hereof (to the extent compliance or performance thereunder is not within the control of the Purchasers) shall not have been complied with or performed and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) by the Company on or before the Outside Date (or such later date as may be mutually agreed upon in writing by the parties hereto).

9.2. Specific Performance and Other Remedies. The parties hereto each acknowledge that the rights of each party to consummate the transactions contemplated hereby are special, unique and of extraordinary character, and that, in the event that any party violates or fails or refuses to perform any covenant or agreement made by it herein, the non-breaching party may be without an adequate remedy at law. The parties each agree, therefore, that in the event that either party violates or fails or refuses to perform any covenant or agreement made by such party herein, the non-breaching party or parties may, subject to the terms of this Agreement and in addition to any remedies at law for damages or other relief, institute and prosecute an action in any court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

9.3. Effect of Termination. In the event of termination of this Agreement pursuant to this Article IX, this Agreement shall forthwith become void and there shall be no liability on the part of the party or its respective officers, directors, or stockholders, except for obligations under Sections 10.4 and 10.5, which shall survive termination. Notwithstanding the foregoing, no termination of this Agreement shall relieve any party from liability for any breach of any covenant or agreement in this Agreement occurring prior to the termination of this Agreement.

ARTICLE X

MISCELLANEOUS

10.1. Parties in Interest. Except as otherwise set forth herein, all covenants, agreements, representations, warranties and undertakings contained in this Agreement shall be binding on and shall inure to the benefit of the respective successors and assigns of the parties hereto (including transferees of any of the Shares or Conversion Shares issuable upon conversion thereof); provided, however, that the Company shall not assign any of its rights and obligations under this Agreement or any Related Agreement without the prior written consent of the Majority Purchasers.

10.2. Amendments and Waivers. Amendments or additions to this Agreement may be made, and compliance with any term, covenant, agreement, condition or provision set forth herein may be omitted or waived (either generally or in a particular instance and either retroactively or prospectively) upon the written consent of (A) the Company (which consent shall only be effective if approved by holders of a majority of the outstanding shares of Series D Preferred Stock), and (B) the Majority Purchasers. Prompt notice of any such amendment or waiver shall be given to any Person who did not consent thereto; provided, however, the waiver of one or more conditions in Article V hereof shall not require the Company’s consent and the waiver of one or more conditions in Article VI hereof shall not require any Purchaser’s consent. Notwithstanding anything to the contrary set forth in this Section 10.2, if any amendment, addition, or waiver would materially and adversely change the rights hereunder of any Purchaser in a way that is materially different from or disproportionate to the change such amendment, addition or waiver would have on the rights of any other Purchaser, such amendment, addition or waiver shall not be effective unless consented in writing by such Purchaser whose rights are being materially and adversely changed by such amendment, addition or waiver. This Agreement (including the Schedules and Exhibits annexed hereto, which are an integral part of this Agreement) the Related Agreements and the other agreements and instruments referred to herein or therein constitute the full and complete agreement of the parties with respect to the subject matter hereof and thereof. The Company will reimburse the Purchasers for the reasonable fees and expenses of counsel for the Purchasers incurred in connection with any amendment or modification of this Agreement or any of the Related Agreements or any waiver hereof or thereof.

10.3. Notices. All notices, requests, consents, reports and demands shall be in writing and shall be hand delivered, sent by facsimile or other electronic medium, or mailed, postage prepaid, to the Company or to the Purchasers at the address set forth below or to such other address as may be furnished in writing to the other parties hereto:

The Company:	FleetCor Technologies, Inc. 655 Engineering Drive, Suite 300 Norcross, GA 30092 Attention: Ronald F. Clarke Fax: 678-969-7650

with copy to:	King & Spalding LLP 1180 Peachtree Street NE Atlanta, GA 30303 Attention: Jon R. Harris, Jr. Fax: 404-572-5132

The Purchasers:	The address set forth opposite the Purchaser’s name on Schedule I attached hereto.

with copy to:	Weil, Gotshal & Manges LLP 100 Federal Street, 34th Floor Boston, MA 02110 Attention: Steven M. Peck Fax 617-772-8333

10.4. Confidentiality. Each Purchaser agrees that it will keep confidential and will not disclose, divulge or use for any purpose other than to monitor its investment in the Company any confidential, proprietary or secret information which such Purchaser may obtain from the Company pursuant to financial statements, reports and other materials submitted by the

Company to such Purchaser or its representatives pursuant to this Agreement, or pursuant to any other rights granted hereunder, unless such information is known, or until such information becomes known, to the public (other than as a result of a breach of this Section 10.4 by such Purchaser); provided, however, that a Purchaser may disclose such information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company, (ii) to any prospective purchaser of any Shares or Conversion Shares from such Purchaser as long as such prospective purchaser is obligated to keep such information confidential, (iii) to any affiliate of such Purchaser or to a partner, stockholder or subsidiary of such Purchaser, provided that such affiliate is obligated to keep such information confidential, or (iv) as may otherwise be required by law, provided that such Purchaser takes reasonable steps to minimize the extent of any such required disclosure.

10.5. Expenses. Immediately prior to the Closing or upon termination of this Agreement if the Closing has not yet occurred (other than as a result of the breach of this Agreement by the Summit Purchasers), the Company shall pay all reasonable documented out-of-pocket costs and expenses of the Summit Purchasers in connection with the investigation, preparation, execution and delivery of this Agreement and the other instruments and documents to be delivered hereunder and the transactions contemplated hereby and thereby, including legal and financial diligence relating thereto. Except as otherwise provided in this Agreement, the Company and the Purchasers (other than the Summit Purchasers) shall bear their own respective expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

10.6. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original but all of which shall constitute but one and the same instrument. One or more counterparts of this Agreement or any Exhibit hereto may be delivered via telecopier, with the intention that they shall have the same effect as an original counterpart hereof.

10.7. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

10.8. Governing Law. This Agreement shall be deemed a contract made under the laws of the State of Delaware and together with the rights and obligations of the parties hereunder, shall be construed under and governed by the laws of the State of Delaware.

* * * * * * * * * * * *

If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this Agreement and return the same to the Company, whereupon, this Agreement shall become a binding agreement among us.

Very truly yours,

FLEETCOR TECHNOLOGIES, INC.

By:	/s/ Ronald F. Clarke
	Name:	Ronald F. Clarke
	Title:	Chief Executive Officer

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its General Partner
By:	Summit Partners PE VII, LLC
Its General Partner

By:	/s/ John Carroll
Member

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P.
Its General Partner
By:	Summit Partners PE VII, LLC
Its General Partner

By:	/s/ John Carroll
Member

SUMMIT SUBORDINATED DEBT FUND II, L.P.

By:	Summit Partners SD II, LLC
Its General Partner

By:	Stamps, Woodsum & Co. IV
Its Managing Member

By:	/s/ John Carroll
General Partner

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC
Its Manager
By:	Summit Partners, L.P.
Its Manager
By:	Summit Master Company, LLC
Its General Partner

By:	/s/ John Carroll
Member

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC
Its General Partner
By:	Summit Partners, L.P.
Its Manager
By:	Summit Master Company, LLC
Its General Partner

By:	/s/ John Carroll
Member

SUMMIT INVESTORS VI, L.P.

By:	Summit Partners VI (GP), L.P.
Its General Partner
By:	Summit Partners VI (GP) LLC
Its General Partner

By:	/s/ John Carroll
Member

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

ADVENT PARTNERS III LIMITED PARTNERSHIP

By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

ADVENT CENTRAL & EASTERN EUROPE III LIMITED PARTNERSHIP

By:	ACEE III GP Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

ADVENT CENTRAL & EASTERN EUROPE III-A LIMITED PARTNERSHIP

By:	ACEE III GP Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

ADVENT CENTRAL & EASTERN EUROPE III-B LIMITED PARTNERSHIP

By:	ACEE III GP Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

ADVENT CENTRAL & EASTERN EUROPE III-C LIMITED PARTNERSHIP

By:	ACEE III GP Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

ADVENT CENTRAL & EASTERN EUROPE III-D LIMITED PARTNERSHIP

By:	ACEE III GP Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

ADVENT CENTRAL & EASTERN EUROPE III-E LIMITED PARTNERSHIP

By:	ACEE III GP Limited Partnership, General
Partner
By:	Advent International LLC, General Partner
By:	Advent International Corporation, Manager

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

ADVENT PARTNERS ACEE III LIMITED PARTNERSHIP

By:	Advent International Corporation, General
Partner

By:	/s/ Michael J. Ristaino
Name:	Michael J. Ristaino
Title:	Vice President of Finance - Funds

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

ADVANTAGE CAPITAL PARTNERS VI LIMITED PARTNERSHIP

By:	Advantage Capital NOLA VI, LLC,
its general partner

By:	/s/ Steven T. Stull
	Name:	Steven T. Stull
	Title:	President

ADVANTAGE CAPITAL PARTNERS X LIMITED PARTNERSHIP

By:	Advantage Capital NOLA X, LLC,
its general partner

By:	/s/ Steven T. Stull
	Name:	Steven T. Stull
	Title:	President

ADVANTAGE CAPITAL MANAGEMENT FUND, LLC

By:	/s/ Steven T. Stull
	Name:	Steven T. Stull
	Title:	President

ADVANTAGE CAPITAL FINANCIAL COMPANY, LLC

By:	/s/ Steven T. Stull
	Name:	Steven T. Stull
	Title:	President

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

WM. B. REILY & COMPANY, INC.

By:	/s/ C. James McCarthy III
	Name:	C. James McCarthy III
	Title:	President

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

NAUTIC PARTNERS V, L.P.

By:	Nautic Management V, L.P.
Its General Partner

By:	/s/ Habib Y. Gorgi
Name:	Habib Y. Gorgi
Title:	Managing Director

KENNEDY PLAZA PARTNERS III, LLC

By:	Nautic Management V, L.P.
Its Manager

By:	/s/ Habib Y. Gorgi
Name:	Habib Y. Gorgi
Title:	Managing Director

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

PERFORMANCE DIRECT INVESTMENTS II, L.P.
	By:	Performance Direct Investors II GP, LLC, its general partner
	By:	Performance Equity Management, LLC, its manager

/s/ Marcia Haydel
By:	Marcia Haydel
Its:	Managing Director
JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-127*
/s/ Edward J. Petrow
By:	Edward J. Petrow
Its:	Vice President

*	The Company acknowledges and agrees that in the event of any claim whatsoever or howsoever made by the Company against (i) First Plaza Group Trust (“FPGT”) in connection with or related to the investment in the Company made pursuant to his Agreement for the benefit of pool PMI-127 or (ii) JPMorgan Chase Bank, National Association, as trustee for First Plaza Group Trust (“FPGT Trustee”) in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-127, the Company’s recourse shall be limited and attributable solely to the assets of pool PMI-127 and upon exhaustion of such assets, the Company shall have no further recourse against FPGT or FPGT Trustee. Furthermore, the Company acknowledges and agrees that any and all benefits accruing to FPGT in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-127 shall inure solely to pool PMI-127 and not to FPGT generally.

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-128*

/s/ Edward J. Petrow
By:	Edward J. Petrow
Its:	Vice President

*	The Company acknowledges and agrees that in the event of any claim whatsoever or howsoever made by the Company against (i) First Plaza Group Trust (“FPGT”) in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-128 or (ii) JPMorgan Chase Bank, National Association, as trustee for First Plaza Group Trust (“FPGT Trustee”) in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-128, the Company’s recourse shall be limited and attributable solely to the assets of pool PMI-128 and upon exhaustion of such assets, the Company shall have no further recourse against FPGT or FPGT Trustee. Furthermore, the Company acknowledges and agrees that any and all benefits accruing to FPGT in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-128 shall inure solely to pool PMI-128 and not to FPGT generally.

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-129*

/s/ Edward J. Petrow
By:	Edward J. Petrow
Its:	Vice President

*	The Company acknowledges and agrees that in the event of any claim whatsoever or howsoever made by the Company against (i) First Plaza Group Trust (“FPGT”) in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-129 or (ii) JPMorgan Chase Bank, National Association, as trustee for First Plaza Group Trust (“FPGT Trustee”) in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-129, the Company’s recourse shall be limited and attributable solely to the assets of pool PMI-129 and upon exhaustion of such assets, the Company shall have no further recourse against FPGT or FPGT Trustee. Furthermore, the Company acknowledges and agrees that any and all benefits accruing to FPGT in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-129 shall inure solely to pool PMI-129 and not to FPGT generally.

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-130*

/s/ Edward J. Petrow
By:	Edward J. Petrow
Its:	Vice President

*	The Company acknowledges and agrees that in the event of any claim whatsoever or howsoever made by the Company against (i) First Plaza Group Trust (“FPGT”) in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-130 or (ii) JPMorgan Chase Bank, National Association, as trustee for First Plaza Group Trust (“FPGT Trustee”) in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-130, the Company’s recourse shall be limited and attributable solely to the assets of pool PMI-130 and upon exhaustion of such assets, the Company shall have no further recourse against FPGT or FPGT Trustee. Furthermore, the Company acknowledges and agrees that any and all benefits accruing to FPGT in connection with or related to the investment in the Company made pursuant to this Agreement for the benefit of pool PMI-130 shall inure solely to pool PMI-130 and not to FPGT generally.

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

/s/ Peter Vallis
Peter Vallis

Address:	Fairfields
Shendish
Hemel Hempstead
Herts
HP3 OXA
United Kingdom

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

HARBOURVEST PARTNERS VIII-BUYOUT FUND L.P.

By:	HarbourVest VIII-Buyout Associates L.P.
Its General Partner
By:	HarbourVest VIII-Buyout Associates LLC
Its General Partner
By:	HarbourVest Partners, LLC
Its Managing Member

By:	/s/ Robert M. Wadsworth
Managing Director

HARBOURVEST PARTNERS 2007 DIRECT FUND L.P.

By:	HarbourVest 2007 Direct Associates L.P.
Its General Partner
By:	HarbourVest 2007 Direct Associates LLC
Its General Partner
By:	HarbourVest Partners, LLC
Its Managing Member

By:	/s/ Robert M. Wadsworth
Managing Director

[Signature Page to Series E Convertible Preferred Stock Purchase Agreement]

FLEETCOR TECHNOLOGIES, INC.

Schedule I

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

SUMMIT PURCHASERS
Summit Partners Private Equity Fund VII-A, L.P. Notice Address: c/o Summit Partners 222 Berkley Street 18th Floor Boston, MA 02116 USA	1,050,424	$31,512,720.00

Summit Partners Private Equity Fund VII-B, L.P. Notice Address: c/o Summit Partners 222 Berkley Street 18th Floor Boston, MA 02116 USA	630,901	$18,927,030.00

Summit Subordinated Debt Fund II, L.P. Notice Address: c/o Summit Partners 222 Berkley Street 18th Floor Boston, MA 02116 USA	25,208	$756,240.00

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

Summit Investors I, LLC Notice Address: c/o Summit Partners 222 Berkley Street 18th Floor Boston, MA 02116 USA	6,044	$181,320.00

Summit Investors I (UK), L.P. Notice Address: c/o Summit Partners 222 Berkley Street 18th Floor Boston, MA 02116 USA	634	$19,020.00

Summit Investors VI, L.P. Notice Address: c/o Summit Partners 222 Berkley Street 18th Floor Boston, MA 02116 USA	122	$3,660.00

OTHER PURCHASERS

Advent Partners III Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	265	$7,950.00

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

Advent Central & Eastern Europe III Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	98,744	$2,962,320.00

Advent Central & Eastern Europe III - A Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	75,754	$2,272,620.00

Advent Central & Eastern Europe III - B Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	10,762	$322,860.00

Advent Central & Eastern Europe III - C Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	14,619	$438,570.00

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

Advent Central & Eastern Europe III - D Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	22,192	$665,760.00

Advent Central & Eastern Europe III - E Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	18,606	$558,180.00

Advent Partners ACEE III Limited Partnership Notice Address: c/o Advent International Corporation 75 State Street 2nd Floor Boston, MA 02109 USA	2,391	$71,730.00

Advantage Capital Partners VI, L.P. Notice Address: LL&E Tower 909 Poydras Street Suite 2230 New Orleans, LA 70112 USA Attn: Steven T. Stull	28,498	$854,940.00

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

Advantage Capital Partners X, L.P. Notice Address: LL&E Tower 909 Poydras Street Suite 2230 New Orleans, LA 70112 USA Attn: Steven T. Stull	36,667	$1,100,010.00

Advantage Capital Management Fund, LLC Notice Address: LL&E Tower 909 Poydras Street Suite 2230 New Orleans, LA 70112 USA Attn: Steven T. Stull	41,668	$1,250,040.00

Advantage Capital Financial Company, LLC Notice Address: LL&E Tower 909 Poydras Street Suite 2230 New Orleans, LA 70112 USA Attn: Steven T. Stull	26,500	$795,000.00

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

Wm. B. Reily & Company, Inc. Notice Address: 640 Magazine Street New Orleans, LA 70130 Attn: Wm. Boatner Reily III	100,000	$3,000,000

Nautic Partners V, L.P. Notice Address: 50 Kennedy Plaza 12th Floor Providence, Rhode Island 02903 Attention: Habib Y. Gorgi Telecopier No.: (401) 278-6387	266,400	$7,992,000

Kennedy Plaza Partners III, LLC Notice Address: 50 Kennedy Plaza 12th Floor Providence, Rhode Island 02903 Attention: Habib Y. Gorgi Telecopier No.: (401) 278-6387	267	$8,010.00

Performance Direct Investments II, L.P. Notice Address: Performance Equity Management, LLC 2 Pickwick Plaza Suite 310 Greenwich, CT 06830-5424	277,174	$8,315,220.00

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-127 Notice Address: JP Morgan Chase Bank Private Equity Fund Services 1 Chase Manhattan Plaza 17th Fl. New York, NY 10005-1401	176,911	$5,307,330.00

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-128 Notice Address: JP Morgan Chase Bank Private Equity Fund Services 1 Chase Manhattan Plaza 17th Fl. New York, NY 10005-1401	39,307	$1,179,210.00

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-129 Notice Address: JP Morgan Chase Bank Private Equity Fund Services 1 Chase Manhattan Plaza 17th Fl. New York, NY 10005-1401	31,219	$936,570.00

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-130 Notice Address: JP Morgan Chase Bank Private Equity Fund Services 1 Chase Manhattan Plaza 17th Fl. New York, NY 10005-1401	8,723	$261,690.00

Peter Vallis Notice Address: Fairfields Shendish Hemel Hempstead Herts HP3 OXA United Kingdom	76,667	$2,300,010.00

HarbourVest Partners VIII- Buyout Fund L.P. Notice Address: c/o HarbourVest Partners, LLC One Financial Center 44th Floor Boston, MA 02111 Attn: Robert M. Wadsworth	166,667	$5,000,010.00

HarbourVest Partners 2007 Direct Fund L.P. Notice Address: c/o HarbourVest Partners, LLC One Financial Center 44th Floor Boston, MA 02111 Attn: Robert M. Wadsworth	166,666	$4,999,980.00

52

Purchasers	Series E Preferred Stock to be Purchased
	Number of Shares	Purchase Price

TOTALS	3,400,000	$102,000,000

Exhibit A

EXECUTION VERSION

SIXTH AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

FLEETCOR TECHNOLOGIES, INC.

FleetCor Technologies, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1. Pursuant to Section 242 and 245 of the General Corporation Law of the State of Delaware, this Sixth Amended and Restated Certificate of Incorporation restates, integrates and further amends the provisions of the original Certificate of Incorporation, as amended to the date of this filing. The original Certificate of Incorporation of this corporation was filed with the Secretary of State of the State of Delaware under the name Fleetman Merger Corp. on February 3, 1998. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on February 9, 1998 and a Certificate of Amendment to the Amended and Restated Certificate of Incorporation was filed on October 15, 1999. A Second Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on November 24, 1999, a Certificate of First Amendment to the Second Amended and Restated Certificate of Incorporation was filed on August 8, 2000, a Certificate of Second Amendment to the Second Amended and Restated Certificate of Incorporation was filed on January 31, 2001 and a Certificate of Third Amendment to the Second Amended and Restated Certificate of Incorporation was filed on July 25, 2001. A Third Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 3, 2002. A Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on May 17, 2002 and a Certificate of Amendment of Fourth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on September 13, 2002. A Fifth Amended and Restated Certificate of Incorporation was filed with the Secretary of State of Delaware on June 29, 2005, a Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation was filed on September 7, 2006 and an additional Certificate of Amendment of the Fifth Amended and Restated Certificate of Incorporation was filed on December 18, 2006. This Sixth Amended and Restated Certificate of Incorporation has been duly adopted by the directors of the corporation with the approval of its stockholders.

2. The text of the original Certificate of Incorporation, as amended and/or restated to the date of this filing, is hereby restated and amended to read in its entirety as follows:

ONE: The name of the corporation is FleetCor Technologies, Inc. (the “Company”).

TWO: The address of the Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, in the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THREE: The purpose of the Company is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOUR: The aggregate number of shares which the Company shall have authority to issue is 70,709,598, consisting of:

(i) 52,000,000 shares of Common Stock, $0.001 par value per share (the “Common Stock”);

(ii) 1,919,135 shares of Series D-1 Convertible Preferred Stock, $0.001 par value per share (the “Series D-1 Preferred Stock”);

(iii) 230,769 shares of Series D-2 Convertible Preferred Stock, $0.001 par value per share (the “Series D-2 Preferred Stock”);

(iv) 3,995,413 shares of Series D-3 Convertible Preferred Stock, $0.001 par value per share (the “Series D-3 Preferred Stock”);

(v) 8,164,281 shares of Series D-4 Convertible Preferred Stock, $0.001 par value per share (the “Series D-4 Preferred Stock” and, collectively with the Series D-1 Preferred Stock, the Series D-2 Preferred Stock and the Series D-3 Preferred Stock, the “Series D Preferred Stock”);

(vi) 3,400,000 shares of Series E Convertible Preferred Stock, $0.001 par value per share (the “Series E Preferred Stock”); and

(vii) 1,000,000 shares of Preferred Stock, $0.001 par value per share (the “Blank Check Preferred Stock”), which may be issued from time to time by the Board (as defined below) as shares of one or more series. The description of shares of each such series of Blank Check Preferred Stock, including any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption will be set forth in resolutions adopted by the Board, and a certificate of designations will be filed with the Delaware Secretary of State as required by law to be filed with respect to issuance of such Blank Check Preferred Stock, prior to the issuance of any shares of such series.

The Board is expressly authorized, at any time, subject to the terms and conditions set forth in Section 6 hereof, by adopting resolutions providing for the issuance of, or providing for a change in the number of, shares of any particular series of Blank Check Preferred Stock, and, if and to the extent from time to time required by law, by filing a certificate pursuant to Section 151(g) of the General Corporation Law of the State of Delaware, setting forth the applicable resolution or resolutions of the Board, to increase or decrease the number of shares included in each such series of Blank Check Preferred Stock, but not below the number of shares then issued, and to set in any one or more respects the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms and conditions of redemption relating to the shares of each such series. The authority of the Board

2

with respect to each such series of Blank Check Preferred Stock shall include, but not be limited to, the determination or fixing of the following by resolution or resolutions adopted by the affirmative vote of a majority of the total number of the directors then in office:

(i) the dividend rate, if any, on shares of such series, the times of payment and the date from which dividends shall be accumulated, if dividends are to be cumulative;

(ii) whether the shares of such series shall be redeemable and, if so, the redemption price and the terms and conditions of such redemption;

(iii) the obligation, if any, of the Company to redeem shares of such series;

(iv) whether shares of such series shall be convertible into, or exchangeable for, shares of stock of any other class or classes and, if so, the terms and conditions of such conversion or exchange, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

(v) whether the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the extent of such voting rights;

(vi) the rights of the shares of such series in the event of voluntary or involuntary liquidation, dissolution or winding-up of the Company; and

(vii) any other relative rights, powers, preferences, qualifications, limitations or restrictions thereof relating to such series.

A statement of the designations, powers, preferences, rights, qualifications, limitations and restrictions in respect of the shares of the Series D Preferred Stock, the Series E Preferred Stock and Common Stock is as follows:

1. Definitions. For purposes of this Article FOUR, the following terms shall have the following definitions:

1.1 “Approving Holders” shall mean the holders of at least sixty percent (60%) of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock at the time of the proposed action or consent, voting together as a single class; provided, however, that, (a) so long as Summit owns at least 50% of the Series D Preferred Stock held by Summit as of the date hereof, any action requiring the consent of the Approving Holders shall also require the consent of a majority of Series D Preferred Stock held by Summit at the time of the proposed action or consent, voting together as a single class, (b) so long as Summit owns at least 50% of the Series E Preferred Stock held by Summit as of the date hereof, any action requiring the consent of the Approving Holders shall also require the consent of a majority of Series E Preferred Stock held by Summit at the time of the proposed action or consent, voting together as a single class, and (c) so long as Bain owns at least 50% of the shares of Series D Preferred Stock held by Bain as of immediately following the Effective Time, any action requiring the consent of the Approving Holders shall also require the consent of a majority of the shares of Series D Preferred Stock held by Bain at the time of the proposed action or consent, voting together as a single class.

3

1.2 “Bain” shall mean, collectively, Bain Capital Fund VIII, LLC, BCIP Associates III, LLC, BCIP T Associates III, LLC, BCIP Associates III-B, LLC, BCIP T Associates III-B, LLC, BCIP Associates-G, RGIP, LLC and/or their respective affiliates (as defined under Rule 12b-2 of the Exchange Act).

1.3 “Board” shall mean the Board of Directors of the Company.

1.4 “Conversion Price” shall initially mean (a) for the Series D Preferred Stock, the Invested Amount for the Series D Preferred Stock, as adjusted herein, and (b) for the Series E Preferred Stock, the Invested Amount for the Series E Preferred Stock, as adjusted herein.

1.5 “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

1.6 “Effective Time” shall mean the time of filing of this Sixth Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware.

1.7 “Initial Liquidation Preference” shall mean, (a) with respect to each share of Series D Preferred Stock, the sum of (1) the Invested Amount and (2) an amount equal to the Series D Accruing Dividends and, as applicable, the Prior Accruing Dividends to and including the date full payment shall be tendered to the holders of Series D Preferred Stock with respect to the liquidation, dissolution or winding up of the Company, and (b) with respect to each share of Series E Preferred Stock, the greater of (x) 150% of the Invested Amount or (y) the sum of (1) the Invested Amount and (2) an amount equal to the Series E Accruing Dividends to and including the date full payment shall be tendered to the holders of Series E Preferred Stock with respect to the liquidation, dissolution or winding up of the Company.

1.8 “Invested Amount” shall mean, (a) with respect to the Series D Preferred Stock, $13.00 per share (as adjusted for changes in the Series D Preferred Stock by stock split, stock dividend or similar changes occurring after the Effective Time), and (b) with respect to the Series E Preferred Stock, $30.00 per share (as adjusted for changes in the Series E Preferred Stock by stock split, stock dividend or similar changes occurring after the Effective Time).

1.9 “Prior Accrued Dividend Amount” shall mean $2.17 per share for the Series D-1 Preferred Stock (as adjusted for changes in the Series D-1 Preferred Stock by stock split, stock dividend or similar changes occurring after the date of issuance of such share of Series D-1 Preferred Stock), $2.17 per share for the Series D-2 Preferred Stock (as adjusted for changes in the Series D-2 Preferred Stock by stock split, stock dividend or similar changes occurring after the date of issuance of such share of Series D-2 Preferred Stock), and $3.47 per share for the Series D-3 Preferred Stock (as adjusted for changes in the Series D-3 Preferred Stock by stock split, stock dividend or similar changes occurring after the date of issuance of such share of Series D-3 Preferred Stock).

4

1.10 “Subsidiary” shall mean any corporation at least fifty percent (50%) of whose outstanding voting stock shall at the time be owned, directly or indirectly, by the Company or by one or more of the subsidiaries of the Company.

1.11 “Summit” shall mean, collectively, Summit VI Advisors Fund, L.P., Summit VI Entrepreneurs Fund, L.P., Summit Ventures VI-A, L.P., Summit Ventures VI-B, L.P., Summit Investors VI, L.P., Summit Partners Private Equity Fund VII-A, L.P., Summit Partners Private Equity Fund VII-B, L.P., Summit Subordinated Debt Fund II, L.P., Summit Investors I, LLC, Summit Investors I (UK), L.P., and/or their respective affiliates (as defined under Rule 12b-2 of the Exchange Act).

2. Dividends and Distributions.

2.1 (a) For so long as any shares of Series D Preferred Stock shall be outstanding, the holders of the outstanding shares of Series D Preferred Stock shall be entitled to receive cumulative preferential dividends at the rate per annum of five percent (5%) per share, compounded semi-annually, of their respective Invested Amounts (the “Series D Accruing Dividends”), such that if the dividend is not paid for such six-month period, the unpaid amount shall be added to the Invested Amount per share of the Series D Preferred Stock solely for purposes of calculating succeeding dividends. For the avoidance of doubt, Series D Accruing Dividends began to accrue with respect to each share of Series D Preferred Stock outstanding as of the date of issuance of such share of Series D Preferred Stock.

(b) For so long as any shares of Series D-1 Preferred Stock shall be outstanding, the holders of the outstanding shares of Series D-1 Preferred Stock shall be entitled to receive, in addition to the Series D Accruing Dividends, cumulative preferential dividends at the rate per annum of five percent (5%) per share, compounded semi-annually, of their respective Prior Accrued Dividend Amounts (the “Series D-1 Prior Accruing Dividends”), such that if the dividend is not paid for such six-month period, the unpaid amount shall be added to the Prior Accrued Dividend Amount per share of the Series D-1 Preferred Stock solely for purposes of calculating succeeding dividends.

(c) For so long as any shares of Series D-2 Preferred Stock shall be outstanding, the holders of the outstanding shares of Series D-2 Preferred Stock shall be entitled to receive, in addition to the Series D Accruing Dividends, cumulative preferential dividends at the rate per annum of five percent (5%) per share, compounded semi-annually, of their respective Prior Accrued Dividend Amounts (the “Series D-2 Prior Accruing Dividends”), such that if the dividend is not paid for such six-month period, the unpaid amount shall be added to the Prior Accrued Dividend Amount per share of the Series D-2 Preferred Stock solely for purposes of calculating succeeding dividends.

(d) For so long as any shares of Series D-3 Preferred Stock shall be outstanding, the holders of the outstanding shares of Series D-3 Preferred Stock shall be entitled to receive, in addition to the Series D Accruing Dividends, cumulative preferential dividends at the rate per annum of five percent (5%) per share, compounded semi-annually, of their respective

5

Prior Accrued Dividend Amounts (the “Series D-3 Prior Accruing Dividends” and, together with the Series D-1 Prior Accruing Dividends and the Series D-2 Prior Accruing Dividends, the “Prior Accruing Dividends”), such that if the dividend is not paid for such six-month period, the unpaid amount shall be added to the Prior Accrued Dividend Amount per share of the Series D-3 Preferred Stock solely for purposes of calculating succeeding dividends.

(e) For so long as any shares of Series E Preferred Stock shall be outstanding, the holders of the outstanding shares of Series E Preferred Stock shall be entitled to receive cumulative preferential dividends at the rate per annum of five percent (5%) per share, compounded semi-annually, of their respective Invested Amounts (the “Series E Accruing Dividends”), such that if the dividend is not paid for such six-month period, the unpaid amount shall be added to the Invested Amount per share of the Series E Preferred Stock solely for purposes of calculating succeeding dividends. For the avoidance of doubt, Series E Accruing Dividends shall begin to accrue with respect to each share of Series E Preferred Stock on the date of issuance of such share of Series E Preferred Stock.

(f) The Series D Accruing Dividends, the Series E Accruing Dividends and the Prior Accruing Dividends (collectively, the “Accruing Dividends”) shall be payable when, and if, declared by the Board and shall be cumulative from day to day on each share of Series D Preferred Stock and Series E Preferred Stock, as applicable, from the date of issuance of such share whether or not declared and whether or not in any dividend period or dividend periods there will be net profits or net assets of the Company legally available for the payment of those dividends.

2.2 (a) Any dividends paid or declared with respect to the Series D Preferred Stock or the Series E Preferred Stock shall be paid to the holders of the Series D Preferred Stock or the Series E Preferred Stock, as applicable, in proportion to the unpaid Accruing Dividends with respect to each share of Series D Preferred Stock or Series E Preferred Stock, as applicable. Any dividends actually paid with respect to a share of Series D Preferred Stock shall be first applied against the unpaid Prior Accruing Dividends, if any, with respect to such share.

(b) Unless all unpaid Series E Accruing Dividends shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in shares of stock of the Company junior in rights and preferences to the Series E Preferred Stock) shall be paid or declared, and no distribution shall be made, on any other series or class of stock of the Company, and (ii) no shares of any other series or class of stock of the Company shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside, or made available for a sinking fund, for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock made in compliance with Section 6.

(c) Unless all unpaid Series D Accruing Dividends shall have been paid or declared and a sum sufficient for the payment thereof set apart: (i) no dividend whatsoever (other than a dividend payable solely in shares of stock of the Company junior in rights and preferences to the Series D Preferred Stock) shall be paid or declared, and no distribution shall be made, on any series or class of stock of the Company junior in rights and preferences to the Series D

6

Preferred Stock, and (ii) no shares of any series or class of stock of the Company junior in rights and preferences to the Series D Preferred Stock shall be purchased, redeemed or acquired by the Company and no monies shall be paid into or set aside, or made available for a sinking fund, for the purchase, redemption or acquisition thereof; provided, however, that this restriction shall not apply to the repurchase of shares of Common Stock made in compliance with Section 6.

2.3 Subject to Section 2.2 above, the holders of the outstanding shares of Series D Preferred Stock and Series E Preferred Stock shall be entitled to participate on an as converted basis in any dividends (other than a dividend payable solely in shares of stock of the Company junior to the Series D Preferred Stock or Series E Preferred Stock, as applicable) paid or declared on shares of stock of the Company junior to the Series D Preferred Stock or Series E Preferred Stock, as applicable.

2.4 Provided the conditions in Sections 2.2 and 2.3 hereof are satisfied, the holders of the outstanding shares of Common Stock shall be entitled to dividends when, as and if declared by the Board, out of any funds legally available therefor.

3. Liquidation.

3.1 In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, before any payment or declaration and setting apart for payment of any amount shall be made in respect of any class or series of Stock of the Company other than the Series E Preferred Stock, the holder of each share of Series E Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Company available for distribution to its stockholders, whether such assets are capital, surplus or earnings (the “Proceeds”), an amount (such amount the “Series E Liquidation Amount”) equal to the greater of (i) the applicable Initial Liquidation Preference or (ii) such amount per share as would have been payable had each such share been converted to Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up, and the holders of Series E Preferred Stock shall not be entitled to any further payment. If the assets to be distributed to the holders of the Series E Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to permit the payment to such stockholders of the full Series E Liquidation Amount, then all of the assets of the Company to be distributed shall be distributed ratably among the holders of the Series E Preferred Stock pro rata in proportion to the Initial Liquidation Preference to which the holders of such shares of Series E Preferred Stock are then entitled.

3.2. In the event of any liquidation, dissolution, or winding up of the Company, whether voluntary or involuntary, after the payment or distribution to the holders of the Series E Preferred Stock of the full amounts as set forth in Section 3.1 hereof but before any payment or declaration and setting apart for payment of any amount shall be made in respect of any series or class of stock of the Company junior in rights and preferences to the Series D Preferred Stock (which shall include all series and classes of stock of the Company other than Series E Preferred Stock), the holder of each share of Series D Preferred Stock then outstanding shall be entitled to be paid out of the remaining Proceeds an amount equal to the greater of (i) the applicable Initial Liquidation Preference or (ii) such amount per share as would have been payable had each such

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share been converted to Common Stock pursuant to Section 5 immediately prior to such liquidation, dissolution or winding up, plus (without duplication of any dividends paid pursuant to Section 5.4 hereof), only in the case of this subsection (ii), with respect to each share, an amount equal to any applicable Prior Accruing Dividends unpaid thereon (whether or not declared), computed to the date payment thereof is made available, and the holders of Series D Preferred Stock shall not be entitled to any further payment. If the assets to be distributed to the holders of the Series D Preferred Stock upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, shall be insufficient to permit the payment to such stockholders of the full preferential amounts as set forth above, then all of the assets of the Company to be distributed shall be distributed ratably among the holders of the Series D Preferred Stock pro rata in proportion to the Initial Liquidation Preference to which the holders of such shares of Series D Preferred Stock are then entitled.

3.3 After the payment or distribution to the holders of the Series E Preferred Stock of the full amounts as set forth in Section 3.1 and to the holders of the Series D Preferred Stock of the full amounts as set forth in Section 3.2, the holders of the Common Stock shall be entitled pro rata, based on the number of shares outstanding, to all the remaining assets of the Company.

3.4 Solely for purposes of this Section 3, a sale of all or substantially all of the assets of the Company, or a merger or consolidation of the Company with or into any other corporation (other than a merger or consolidation in which shares of the Company’s voting capital stock outstanding immediately before such merger or consolidation are exchanged or converted into or constitute shares which represent more than fifty percent (50%) of the surviving entity’s voting capital stock after such consolidation or merger), or a transaction or series of related transactions in which a person or group of persons (as defined in Rule 13d-5(b)(1) of the Exchange Act) acquires beneficial ownership (as determined in accordance with Rule 13d-3 of the Exchange Act) of more than 50% of the voting power of the Company (in each case, together with a liquidation, dissolution or winding up of the Company, a “Liquidity Event”), shall be deemed to be a liquidation, dissolution, or winding up of the Company, unless the Approving Holders consent to treat such merger, consolidation or acquisition of beneficial ownership otherwise.

3.5 The Company shall provide five (5) days’ prior written notice of any Liquidity Event to all holders of Series D Preferred Stock and Series E Preferred Stock.

3.6 The preferential amounts set forth in Sections 3.1 and 3.2 shall in all events be paid in cash to the extent that the Company has the cash or cash equivalents available for distribution to its stockholders; provided, however, that if such amounts are payable in connection with a Liquidity Event, then the Approving Holders may elect, on behalf of all holders of Series D Preferred Stock and Series E Preferred Stock, to receive payment of such amounts in the same form of consideration as is payable with respect to the Common Stock. Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board.

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4. Directors and Voting Rights.

4.1 Election of Directors. The Board shall consist of ten (10) directors, of which (i) the holders of Series D-3 Preferred Stock, voting as a separate class, shall be entitled to elect three (3) directors, (ii) the holders of Series D-4 Preferred Stock, voting as a separate class, shall be entitled to elect four (4) directors, (iii) the holders of Series D Preferred Stock, voting as a separate class, shall be entitled to elect one (1) director, and (iv) the holders of Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as converted basis, shall be entitled to elect two (2) directors. If at any time a sub-series of Series D Preferred Stock has no shares issued and outstanding, the number of directors of the Board shall be reduced by the number of directors to be elected by such sub-series.

4.2 General Voting Rights. Except as otherwise expressly provided herein or as required by law, the holders of Series D Preferred Stock, Series E Preferred Stock and Common Stock shall be entitled to vote on all matters submitted to a vote of stockholders of the Company. Each share of Common Stock shall be entitled to one vote and each share of Series D Preferred Stock or Series E Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such share of Series D Preferred Stock or Series E Preferred Stock, as applicable, may be converted as of the close of business on the record date fixed for any meeting of the stockholders of the Company or the effective date of any written consent, vote or approval of any of the stockholders of the Company (with any fractional share determined on an aggregate basis for each holder being rounded up to the next whole share). Except as otherwise expressly provided herein or as required by law, the holders of Series D Preferred Stock, Series E Preferred Stock and Common Stock shall vote together as a single class and not as separate classes.

4.3 Vacancies. In the case of any vacancy in the office of a director elected by the holders of any of the Company’s capital stock voting as a separate class or together as a single class pursuant to Section 4.1 hereof, then the holders of such class shall have the exclusive right to elect a successor or successors to hold office for the unexpired term of the director or directors whose office or offices shall be vacant. Any director who shall have been elected by the holders of any of the Company’s capital stock voting as a separate or single class of stock, or by any directors so elected as provided in the next preceding sentence hereof, may be removed during the aforesaid term of office, either for or without cause, by, and only by, the vote of the holders of the shares of the class who elected such director or directors.

5. Conversion. The holders of Series D Preferred Stock and Series E Preferred Stock shall have the following conversion rights (the “Conversion Rights”):

5.1 Right to Convert Series D and Series E Preferred Stock. Each share of Series D Preferred Stock and Series E Preferred Stock shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such share, into that number of fully paid and non-assessable shares of Common Stock (or other securities or property pursuant to Sections 5.6 or 5.7 below) which shall result from dividing the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock, as applicable, in effect at the time of conversion into the Invested Amount applicable to the Series D Preferred Stock or the Series E Preferred Stock.

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5.2 Automatic Conversion.

5.2.1 Each share of Series D Preferred Stock shall automatically be converted into that number of fully paid and non-assessable shares of Common Stock (or other securities or property pursuant to Sections 5.6 or 5.7 below) which shall result from dividing the Conversion Price then in effect for the Series D Preferred Stock into the Invested Amount applicable to the Series D Preferred Stock immediately upon any of the following:

5.2.1.1 The closing of a firmly underwritten offering of Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, or any successor statute, resulting in gross proceeds to the Company (before underwriting discounts and commissions and offering expenses) of One Hundred Million Dollars ($100,000,000) or more and which has a per share price to the public of not less than $26.00 (such per share price appropriately adjusted for stock splits, stock dividends and share combinations affecting the number of outstanding shares of Common Stock after the Effective Time), or such lesser amount of (i) gross proceeds to the Company, (ii) price per share to the public or (iii) both, to which the Approving Holders (which term, for the purposes of this Section 5.2.1, shall not include any references to Series E Preferred Stock) consent (a “Qualified Public Offering”); or

5.2.1.2 The vote or delivery to the Company of written consent of the Approving Holders (which term, for the purposes of this Section 5.2.1, shall not include any references to Series E Preferred Stock). This consent can be contingent upon the occurrence of certain events (e.g., immediately prior to the occurrence of a specified Liquidity Event).

5.2.2 Each share of Series E Preferred Stock shall automatically be converted into that number of fully paid and non-assessable shares of Common Stock (or other securities or property pursuant to Sections 5.6 or 5.7 below) which shall result from dividing the Conversion Price then in effect for the Series E Preferred Stock into the Invested Amount applicable to the Series E Preferred Stock immediately upon any of the following:

5.2.2.1 The closing of a Qualified Public Offering; provided, however, that if the Qualified Public Offering has a per share price to the public (the “Offering Price”) of less than the amount of the Initial Liquidation Preference per share as of the date of the Qualified Public Offering (such per share amount appropriately adjusted for stock splits, stock dividends and share combinations affecting the number of outstanding shares of Common Stock after the Effective Time), then the number of shares of Common Stock into which each share of Series E Preferred Stock shall be converted shall be equal to the greater of (x) the number of shares of Common Stock that the Series E Preferred Stock would be convertible into pursuant to Section 5.2.2 and (y) the number of shares of Common Stock equal to the quotient obtained by dividing the amount of the Initial Liquidation Preference by the Offering Price; or

5.2.2.2 The vote or delivery to the Company of written consent of the Approving Holders (which term, for the purposes of this Section 5.2.2, shall not include any references to Series D Preferred Stock). This consent can be contingent upon the occurrence of certain events (e.g., immediately prior to the occurrence of a specified Liquidity Event).

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5.2.3 Upon the occurrence of any event specified in Section 5.2.1 or Section 5.2.2, as applicable, the outstanding shares of Series D Preferred Stock and, as applicable, Series E Preferred Stock (subject to the proviso in Section 5.2.2.1) shall be converted automatically, without any further action by the holders of such shares or the Company and whether or not the certificates representing such shares are surrendered to the Company or its transfer agent. Such conversion shall be deemed to have been made (i) immediately prior to, and contingent upon, the consummation of a Qualified Public Offering, or (ii) as set forth and provided in such vote or written consent described in Section 5.2.1 or Section 5.2.2, as applicable, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time on such date.

5.2.4 Upon the automatic conversion of the Series D Preferred Stock and, as applicable, the Series E Preferred Stock, the holders of Series D Preferred Stock and, as applicable, Series E Preferred Stock shall surrender the certificates representing such shares, duly endorsed, at the office of the Company or of any transfer agent for the Common Stock or the Series D Preferred Stock or the Series E Preferred Stock or shall notify the Company or transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series D Preferred Stock or Series E Preferred Stock, as applicable, new certificates for the number of shares of Common Stock to which such holder is entitled.

5.3 Mechanics of Voluntary Conversion.

5.3.1 Before any holder of shares of Series D Preferred Stock or Series E Preferred Stock shall be entitled voluntarily to convert the same into shares of Common Stock, such holder shall surrender the certificates representing such shares, duly endorsed, at the office of the Company or of any transfer agent for the Common Stock or the Series D Preferred Stock or the Series E Preferred Stock, or shall notify the Company or transfer agent that such certificates have been lost, stolen or destroyed and shall execute an agreement satisfactory to the Company to indemnify the Company from any loss incurred by it in connection therewith, and shall give written notice to the Company at such office that such holder elects to convert the same, stating therein the series and number of shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, being converted. Thereupon, the Company shall promptly issue and deliver at such office to such holder of Series D Preferred Stock or Series E Preferred Stock, as applicable, new certificates for the number of shares of Common Stock to which such holder shall be entitled.

5.3.2 Any voluntary conversion of shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, shall be deemed to have been made immediately prior to the close of business on the date of such surrender of such shares to be converted, or delivery of the above-described notification and indemnity, and the person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock at such time on such date, unless the

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transfer books of the Company are closed on such date, in which event such person or persons shall be deemed to have become a stockholder or stockholders of record on the next succeeding date on which the transfer books are open, but the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock, as applicable, shall be that in effect on such prior time and date. Upon conversion of only a portion of the number of shares of Series D Preferred Stock or and Series E Preferred Stock, as applicable, represented by a certificate surrendered for conversion, the Company shall issue and deliver to the holder of the certificate so surrendered for conversion, at the expense of the Company, a new certificate covering the number of shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, representing the unconverted portion of the certificate so surrendered.

5.4 Dividend Payment Upon Conversion. Upon any conversion of shares of Series D Preferred Stock or Series E Preferred Stock into shares of Common Stock, the Company shall not be obligated to pay any unpaid Accruing Dividends on the shares of Series D Preferred Stock or Series E Preferred Stock being converted and all such amounts of Accruing Dividends shall be forgiven, except as set forth in the following sentence with respect to Series D-3 Preferred Stock in the event of conversion thereof into shares of Common Stock in a Qualified Public Offering. Upon conversion of shares of Series D-3 Preferred Stock into shares of Common Stock in a Qualified Public Offering, the Company shall be obligated to pay only three-eighths (3/8) of all unpaid Series D-3 Prior Accruing Dividends on the shares of Series D-3 Preferred Stock being converted and any other amounts of the Series D-3 Prior Accruing Dividends shall be forgiven; provided, however, that if the Company shall be prohibited by law or by this Sixth Amended and Restated Certificate of Incorporation from making all such payments in cash, the Company shall, in lieu of making a full cash payment of all such unpaid dividends, make payment thereof in cash to the extent permitted by law and shall pay the balance in whole shares of Common Stock, at the then current fair market value of the Common Stock, plus cash in lieu of any fractional share.

5.5 Adjustment for Stock Splits and Combinations. If the Company shall at any time effect a subdivision of the outstanding shares of Common Stock (or other securities into which Series D Preferred Stock or Series E Preferred Stock may be converted) by way of stock split, stock dividend or otherwise, then, and in each such case, the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock as in effect immediately before such subdivision shall be proportionately decreased and, conversely, if the Company shall at any time combine the outstanding shares of Common Stock (or other securities into which Series D Preferred Stock or Series E Preferred Stock may be converted) by way of reverse stock split or otherwise, then, and in each such case, the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock as in effect immediately before such combination shall be proportionately increased.

5.6 Adjustment for Reclassification, Exchange and Substitution. If the Common Stock (or other securities into which Series D Preferred Stock or Series E Preferred Stock may be converted) shall at any time be reclassified or otherwise changed, whether by reorganization, reclassification or otherwise (other than by a merger, consolidation or sale of assets described in Section 5.7), then, and in each such event, each share of Series D Preferred Stock and Series E Preferred Stock shall thereafter be convertible into the kind and amount of shares of stock and

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other securities or property which the holder of that number of shares of Common Stock (or other securities) into which such share of Series D Preferred Stock and Series E Preferred Stock shall be convertible immediately prior to such event would be entitled to receive upon the occurrence of such event.

5.7 Merger, Consolidation and Sale of Assets. If the Company shall at any time merge or consolidate with or into another corporation (other than a merger or consolidation which is covered by Section 3.4 or where the Company is the surviving corporation and there is no reclassification or change in the Common Stock or other securities into which Series D Preferred Stock or Series E Preferred Stock may be converted) or shall sell all or substantially all of its properties and assets to any other person (other than a sale which is covered by Section 3.4), then, as a part of such merger, consolidation or sale, provision shall be made to assure that each holder of Series D Preferred Stock and Series E Preferred Stock shall thereafter be entitled to receive, upon conversion of the Series D Preferred Stock or the Series E Preferred Stock, the kind and amount of shares of stock and other securities or property of the Company, or of the successor corporation resulting from such merger, consolidation or sale, that the holder of that number of shares of Common Stock (or other securities) into which the Series D Preferred Stock or Series E Preferred Stock held by such holder shall be convertible immediately prior to such merger, consolidation or sale would be entitled to receive on such merger, consolidation or sale. In every such case, appropriate adjustment shall be made in application of the provisions of this Section 5 with respect to the rights of the holders of Series D Preferred Stock and Series E Preferred Stock after the merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock then in effect and the kind and amount of shares or other property into which the Series D Preferred Stock or the Series E Preferred Stock may be converted) shall be applicable after that event, as nearly equivalent as may be practicable.

5.8 Adjustments of Conversion Price Upon Dilutive Issuances.

5.8.1 Except as provided in Section 5.8.2, if and whenever after the Effective Time the Company shall issue or sell, or is, in accordance with Section 5.8.1.1 through Section 5.8.1.6, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock then in effect, then, forthwith upon such issue or sale, the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock shall be reduced to a price (calculated to the nearest cent) determined by multiplying the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock then in effect by a fraction (A) the numerator of which is the total number of shares of Common Stock Deemed Outstanding (as hereinafter defined) immediately prior to such issue or sale, plus the number of shares of Common Stock which the aggregate consideration received (or deemed received) by the Company in such issue or sale (or deemed issue or sale) would purchase at such Conversion Price in effect immediately prior to such issue or sale (or deemed issue or sale), and (B) the denominator of which is the total number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus the number of shares of Common Stock so issued or sold (or so deemed to have been issued or sold). “Common Stock Deemed Outstanding” shall mean, as of any applicable time, the sum of (i) the number of outstanding shares of Common Stock, and (ii) the number of shares of Common Stock

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that could be obtained through the exercise or conversion of all then outstanding rights, options and convertible securities (including, without limitation, the Series D Preferred Stock and the Series E Preferred Stock). For the avoidance of doubt, when determining the Common Stock Deemed Outstanding for the purpose of making an adjustment to the Series E Preferred Stock Conversion Price, any adjustment to the Series D Preferred Stock Conversion Price that would result from a transaction shall be taken into account when determining the number of shares of Common Stock that could be obtained through the conversion of Series D Preferred Stock. For the avoidance of doubt, there could exist a situation that would require the adjustment of the Conversion Price of the Series E Preferred Stock and not require the adjustment of the Conversion Price of the Series D Preferred Stock.

For purposes of this Section 5.8.1, the following subsections 5.8.1.1 to 5.8.1.6 shall also be applicable:

5.8.1.1 Issuance of Rights or Options. In case at any time the Company shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”) whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (i) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock in effect immediately prior to the time of the granting of such Options, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding. Except as otherwise provided in Section 5.8.1.3, no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

5.8.1.2 Issuance of Convertible Securities. In case the Company shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is

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issuable upon such conversion or exchange (determined by dividing (i) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding, provided that (a) except as otherwise provided in Section 5.8.1.3, no adjustment of any Conversion Price shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of a Conversion Price have been or are to be made pursuant to other provisions of this Section 5.8.1, no further adjustment of such Conversion Price shall be made by reason of such issue or sale.

5.8.1.3 Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if the purchase price provided for in any Option referred to in Section 5.8.1.1, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5.8.1.1 or 5.8.1.2, or the rate at which Convertible Securities referred to in Section 5.8.1.1 or 5.8.1.2 are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price for the Series D Preferred Stock or the Series E Preferred Stock in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment any Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, the Conversion Price, if adjusted, then in effect hereunder shall forthwith be increased to the Conversion Price which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

5.8.1.4 Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the fair value of such consideration as determined in good faith by the Board, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any Options shall be issued in connection with the

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issue and sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board.

5.8.1.5 Record Date. In case the Company shall take a record of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

5.8.1.6 Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purpose of this Section 5.8.1.

5.8.2 Certain Issues of Common Stock Excepted. Anything herein to the contrary notwithstanding, the Company shall not be required to make any adjustment of any Conversion Price in the case of the issuance and sale, deemed issuance and sale of, or, in the case of any Option or Convertible Security, change in the purchase price, consideration payable or conversion rate in respect of, any of the following:

5.8.2.1 shares of Common Stock issued or issuable upon (i) conversion or exchange of any Convertible Securities outstanding at the Effective Time or (ii) exercise of any Options outstanding at the Effective Time;

5.8.2.2 shares of Common Stock issued or issuable as a dividend or distribution on, or upon conversion of, the Series D Preferred Stock or Series E Preferred Stock in accordance with the provisions of this Section 5;

5.8.2.3 shares of Common Stock issued or issuable by reason of a dividend, stock split, split-up or other distribution on shares of Common Stock that is covered by Sections 5.5 or 5.6;

5.8.2.4 Options or shares of Common Stock issued or issuable to employees or directors of, or consultants to, the Company pursuant to the Company’s stock plans in effect on April 1, 2009 or approved by the Approving Holders to the extent that the issuance of such Options or shares of Common Stock has been approved by a majority of the Board, which majority must include all non-independent directors designated by the holders of Series D-3 Preferred Stock and Series D-4 Preferred Stock (such board approval, “Special Board Approval”); and

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5.8.2.5 securities issued or issuable with the approval of the Approving Holders (unless the Approving Holders condition such approval on an appropriate adjustment to a Conversion Price).

5.9 Time of Adjustments to Conversion Price.

5.9.1 All adjustments to any Conversion Price, unless otherwise specified herein, shall be effective as of the earliest of:

5.9.1.1 the date of issue of the security causing the adjustment;

5.9.1.2 the date of sale of the security causing the adjustment;

5.9.1.3 the effective date of a division or combination of shares; or

5.9.1.4 the record date of any action of holders of the Company’s capital stock of any class taken for the purpose of dividing or combining shares or entitling stockholders to receive a distribution or dividends payable in Common Stock, Options or Convertible Securities.

5.10 Notice of Adjustments. In each case of an adjustment of any Conversion Price, the Company, at its expense, shall cause the chief financial officer of the Company to compute such adjustment and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company, if any, for any additional shares of Common Stock, Options or Convertible Securities issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock outstanding or deemed to be outstanding, and (c) the adjusted Conversion Price. The Company shall promptly mail a copy of each such certificate to each holder of Series D Preferred Stock or Series E Preferred Stock affected by such adjustment.

5.11 Duration of Adjusted Conversion Price. Following each adjustment of a Conversion Price, such adjusted Conversion Price shall remain in effect until a further adjustment of such Conversion Price hereunder.

5.12 Minimum Adjustment. No adjustment of a Conversion Price shall be made in an amount less than One Cent ($.01) (subject to appropriate adjustments for stock splits and stock dividends, and provided that at such time as events causing adjustments accumulating One Cent ($.01) or more have occurred, adjustments to a Conversion Price shall be made), and no adjustment of a Conversion Price shall have the effect of increasing the Conversion Price above the amount of such Conversion Price in effect immediately prior to such adjustment (except for the upward adjustments provided in Sections 5.5, 5.7 and 5.8.1.3).

5.13 Notices of Record Date. In the event of any reclassification of or other change in the capital stock of the Company or any merger or consolidation of the Company (other than a merger of one or more wholly owned Subsidiaries into the Company), transfer of all or substantially all of the assets of the Company to any other person or voluntary or

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involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to each holder of Series D Preferred Stock and Series E Preferred Stock, at least thirty (30) days prior to the record date of such event, a notice specifying the date on which such event is expected to become effective and the time, if any, that is to be fixed as to when the holders of record of shares of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such event.

5.14 Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of shares of Series D Preferred Stock or Series E Preferred Stock. The number of shares of Common Stock to which a holder of shares of Series D Preferred Stock or Series E Preferred Stock shall be entitled shall be based on the aggregate number of shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, then being converted by such holder. In lieu of any fractional share to which such holder would otherwise be entitled, the Company shall pay cash equal to the fair market value of such fraction based on the fair market value of one (1) share of Common Stock on the date of conversion, as determined in good faith by the Board.

5.15 Reservation of Stock. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock (or other securities into which the Series D Preferred Stock and the Series E Preferred Stock may be converted), solely for the purpose of effecting the conversion of the Series D Preferred Stock and the Series E Preferred Stock, such number of its shares of Common Stock (or other securities) as shall, from time to time, be sufficient to effect the conversion of (i) all outstanding shares of Series D Preferred Stock and Series E Preferred Stock and (ii) all shares of Series D Preferred Stock and Series E Preferred Stock issuable under outstanding warrants, options or similar rights. If at any time the number of authorized but unissued shares of Common Stock (or other securities) shall not be sufficient to effect the conversion of all the Series D Preferred Stock and Series E Preferred Stock then outstanding, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock (or other securities) to such number of shares as shall be sufficient for such purpose. If any shares of Common Stock reserved for the purpose of conversion of shares of Series D Preferred Stock and Series E Preferred Stock require registration, qualification or listing with, or approval of, any governmental authority, stock exchange or other regulatory body under any federal or state law or regulation or otherwise before such shares may be validly issued or delivered upon conversion, the Company will, in good faith, at its own expense and as expeditiously as possible, endeavor to secure such registration, qualification, approval or listing, as the case may be.

5.16 Notices. Any notice required by the provisions of this Section 5 to be given to a holder of Series D Preferred Stock or Series E Preferred Stock shall be deemed given five (5) business days after the same has been deposited in the U.S. mail, certified or registered, return receipt requested, postage prepaid and addressed to each holder of record at such holder’s address appearing on the stock record books of the Company.

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5.17 Payment of Taxes. The Company will pay all taxes and other governmental charges (other than taxes based on income) that may be imposed in respect of the issue or delivery of shares of Common Stock (or other securities or property) upon conversion of the Series D Preferred Stock or the Series E Preferred Stock. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series D Preferred Stock or Series E Preferred Stock, as applicable, so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

5.18 No Dilution or Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or take any other voluntary action for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times, in good faith, assist in carrying out all such action as may be reasonably necessary or appropriate in order to protect the conversion rights of holders of Series D Preferred Stock or Series E Preferred Stock against impairment.

5.19 Status of Converted Stock. In case any shares of any series of Series D Preferred Stock or Series E Preferred Stock shall be converted pursuant hereto, the shares so converted shall be canceled and the authorized number of shares of such series of Series D Preferred Stock or Series E Preferred Stock, as applicable, shall be reduced accordingly.

6. Restrictions and Limitations.

6.1 Preferred Stock Voting Rights. At any time when shares of Series D Preferred Stock or Series E Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Company is required by law or by this Sixth Amended and Restated Certificate of Incorporation, and in addition to any other vote required by law or this Sixth Amended and Restated Certificate of Incorporation, without the approval of the Approving Holders, the Company or any Subsidiary will not:

6.1.1 Amend, alter or repeal this Sixth Amended and Restated Certificate of Incorporation or the Company’s By-laws;

6.1.2 Purchase or redeem or set aside any sums for the purchase or redemption of, or pay any dividend or make any distribution on, any shares of capital stock of the Company or any Subsidiary, except for the purchase by the Company of shares of Common Stock, Series D Preferred Stock or Series E Preferred Stock from directors, officers, employees or consultants of the Company or any Subsidiary upon Special Board Approval.

6.1.3 Sell, transfer or otherwise dispose of (other than sales of inventory or other items in the ordinary course of business), in any transaction or series of related transactions, assets constituting more than $10,000,000;

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6.1.4 (a) Create or authorize the creation of any additional class or series of shares of stock, including without limitation, by the Board establishing any designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption with respect to Blank Check Preferred or (b) increase the authorized amount of the Series D Preferred Stock or Series E Preferred Stock, or create or authorize any obligation or security convertible into shares of Series D Preferred Stock or Series E Preferred Stock;

6.1.5 Consummate an initial public offering of the Common Stock, other than a Qualified Public Offering;

6.1.6 Consummate any merger or consolidation of the Company or any Subsidiary (other than a merger of one or more wholly owned Subsidiaries into the Company or one or more other wholly owned Subsidiaries), or any sale of all or substantially all of the assets of the Company and its Subsidiaries (on a consolidated basis), except for any such transaction contemplated by Section 10(b) of that certain Sixth Amended and Restated Stockholders Agreement of the Company dated as of April 1, 2009, as amended from time to time;

6.1.7 Adopt any material alteration in the Company’s business plan or the nature of the Company’s business;

6.1.8 Increase or decrease the size of the Board from ten (10) directors (except in accordance with Section 4.1);

6.1.9 Increase the number of shares of Common Stock available for issuance or grant to employees, director and consultants pursuant to the Company’s stock incentive plan or create any new such stock incentive plan;

6.1.10 Issue or sell any equity securities of the Company or any Subsidiary or securities convertible into equity securities of the Company or any Subsidiary, except for (a) issuances and sales of Common Stock, Options or Convertible Securities as described in Section 5.8.2.1 or 5.8.2.2 hereof, (b) issuances or sales pursuant to the Company’s stock plans, which plans are in effect on April 1, 2009 or otherwise approved pursuant to Section 6.1.9, (c) issuances and sales of securities of any Subsidiary to the Company or a wholly owned Subsidiary, or (d) pursuant to a Qualified Public Offering;

6.1.11 Suffer to exist indebtedness for borrowed money outstanding at any one time in excess of $500,000,000, or incur indebtedness for borrowed money in excess of $50,000,000 in connection with any transaction or series of related transactions or incur or refinance, during any fiscal year, indebtedness for borrowed money in excess of $20,000,000 (other than revolving credit borrowings incurred in the ordinary course of business for working capital purposes) (it being expressly understood that the Company’s accounts receivable securitization facility shall not constitute indebtedness for borrowed money);

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6.1.12 Acquire the securities, business or assets of any other person or entity (whether pursuant to an acquisition, investment, joint venture or otherwise) for an aggregate purchase price in excess of $10,000,000;

6.1.13 Make any loan (other than credit advances to customers in the ordinary course of business) to any other person or entity; or

6.1.14 Terminate, replace, or reassign the Company’s chief executive officer.

7. Common Stock.

7.1 All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of Preferred Stock.

7.2 Except as otherwise expressly provided herein or required by law, each holder of Common Stock shall have one vote in respect of each share of stock held by him of record on the books of the Company for the election of directors and on all matters submitted to a vote of stockholders of the Company. Notwithstanding the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a single class on an as converted basis.

8. Construction. A reference in this Article FOUR to any Section shall mean a section of this Article FOUR and shall include a reference to every Section the number of which begins with the number of the Section to which reference is specifically made (e.g., a reference to Section 5.2 shall include a reference to Sections 5.2.1 and 5.2.2).

FIVE: The Board is expressly authorized to make, alter or repeal By-laws of the Company, but the stockholders of the Company may make additional bylaws and may alter or repeal any bylaw whether adopted by them or otherwise, subject to the provisions contained in Article Four.

SIX: Elections of directors to the Board need not be by written ballot except and to the extent provided in the By-laws of the Company.

SEVEN: Pursuant to Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Company hereby eliminates the personal liability of a director to the Company and its stockholders for monetary damages for breach of fiduciary duty as a director, provided that this Article SEVEN does not eliminate or limit the liability of a director (i) for any breach of such director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. This Article SEVEN shall not

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eliminate the liability of a director for any act or omission prior to the date upon which this Article SEVEN becomes effective. No amendment to or repeal of this Article SEVEN shall apply to or have any effect on the liability or alleged liability of any director for or with respect to any act or omission of such director prior to such amendment or repeal.

EIGHT: This filing shall be effective at 8:30 a.m. on April 1, 2009.

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IN WITNESS WHEREOF, this Sixth Amended and Restated Certificate of Incorporation has been signed under the seal of the Company this 31st day of March, 2009.

FLEETCOR TECHNOLOGIES, INC.

By:	/s/ Ronald F. Clarke

Name:	Ronald F. Clarke
Title:	Chief Executive Officer

[Signature Page to Sixth Amended and Restated Certificate of Incorporation]

Exhibit B

1180 Peachtree Street, NE Atlanta, Georgia 30309 www.kslaw.com
King & Spalding LLP Direct Dial: 404/572-4600 Direct Fax: 404/572-5100

April 1, 2009

To the each of the Purchasers under the Purchase Agreement (as hereinafter defined) listed on Exhibit A hereto

Ladies and Gentlemen:

We have acted as counsel to FleetCor Technologies, Inc., a Delaware corporation (the “Company”), in connection with the negotiation, execution and delivery of that certain Series E Convertible Preferred Stock Purchase Agreement (the “Purchase Agreement”), dated as of the date hereof, by and among the Company and the purchasers listed therein. Unless otherwise defined herein, all capitalized terms used herein shall have the respective meanings ascribed to those terms in the Purchase Agreement. The Purchase Agreement, the Stockholders Agreement and the Registration Rights Agreement are collectively referred to herein as the “Transaction Agreements.”

This opinion letter is limited by, and is given in accordance with, the Interpretive Standards Applicable to Certain Legal Opinions to Third Parties in Corporate Transactions adopted by the Legal Opinion Committee of the Corporate and Banking Law Section of the State Bar of Georgia, effective January 1, 1992, which Interpretive Standards are incorporated in this opinion letter by this reference.

We have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such documents, records, agreements and certificates as we have considered relevant hereto. In all such examinations, we have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to us as certified, conformed or photographic copies, and, as to certificates of public officials, we have assumed the same to have been properly given and to be accurate. We have also assumed that each agreement referred to in this letter has been duly authorized, executed and delivered by, and is a legal, valid, binding and enforceable obligation of, each party thereto other than the Company. We have also relied, as to various matters of fact relating to this opinion, on certificates of public officials and officers of the Company.

April 1, 2009

Additionally, we have, with your consent, assumed and relied upon the following without undertaking any independent investigation or inquiry:

(a) with respect to the factual matters set forth herein, (i) the accuracy and completeness of all certificates and other statements, documents, records, financial statements and papers reviewed by us, and (ii) the accuracy and completeness of all representations and warranties of the Company and all schedules and exhibits contained in the Transaction Agreements;

(b) each party to the Transaction Agreements (other than the Company) is duly organized, validly existing and in good standing under the laws of all jurisdictions where it is conducting its business or otherwise required to be so qualified to do business, and has full power and authority to execute, deliver and perform under the Transaction Agreements and all such documents have been authorized, executed and delivered by such party;

(c) each party to the Transaction Agreements (other than the Company) will act in good faith with respect to its respective obligations and rights under the Transaction Agreements; and

(d) the absence of duress, fraud or mutual mistake of material facts on the part of parties to the Transaction Agreements.

As to the facts material to the opinions expressed below and limited by the expression “known to us,” we have relied on representations, statements and certificates of officers of the Company, and we have made such inquiry as we have deemed appropriate in the circumstances. With respect to the representations, statements and certificates referred to above, we have not undertaken to verify independently the representations, statements and certifications made. The opinion set forth in paragraph 1 below as to the due incorporation, valid existence and good standing of the Company is based solely on a review of the certificate of the Secretary of State of Delaware delivered to you this date.

This opinion is limited in all respects to the federal laws of the United States of America, the Delaware General Corporation Law and the laws of the State of Georgia, and no opinion is expressed with respect to the laws of any other jurisdiction or any effect which such laws may have on the opinions expressed herein. Insofar as the Transaction Agreements invoke the laws of any state or jurisdiction other than Georgia as applicable to the construction, validity, binding effect or enforceability of such Transaction Agreements, we have assumed, with your consent, that the laws of such state or jurisdiction do not differ from Georgia law with respect to such matters. No opinion is expressed with respect to the enforceability of any such choice of law provision.

April 1, 2009

Based upon the foregoing, we are of the opinion that:

1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

2. The Company has all necessary corporate power and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by the Company of the Transaction Agreements and the consummation of the transactions contemplated therein, and for the due authorization, and the issuance and delivery of the Shares and the Conversion Shares issuable pursuant to the Purchase Agreement and the Charter. The issuance of the Shares and the Conversion Shares does not and will not require any further corporate action. Each of the Transaction Agreements will be a valid and binding obligation of the Company enforceable in accordance with its respective terms, except:

(a) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally;

(b) as the enforceability thereof may be limited by general principles of equity (regardless of whether such enforceability is considered in an action at law or is a suit in equity) including the availability of equitable remedies;

(c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and

(d) those provisions of the Transaction Agreements providing indemnification or reimbursement to, or waiver of claims against a party where the claim to be indemnified, reimbursed or waived results from the negligence or misconduct of or violation of law by such party or where such indemnification, reimbursement or waiver would violate public policy.

3. No consent, approval, license or authorization of, or designation, declaration or filing with, any court or governmental authority is or will be required on the part of the Company in connection with the execution, delivery and performance by the Company of the Transaction Agreements, or in connection with the issuance of the Shares, except for (a) those which have already been made or granted, (b) filings pursuant to federal and state securities laws in connection with the sale of the Shares, and (c) the filing of registration statements with the SEC and any applicable state securities commission as specifically provided for in the Registration Rights Agreement.

April 1, 2009

4. The Shares and the Conversion Shares have been duly authorized and, when issued in accordance with the terms of the Purchase Agreement and the Charter, will be validly issued, fully paid and non-assessable.

5. Neither the execution, delivery or performance of the Transaction Agreements nor the consummation of the transactions contemplated thereby, nor the offer, issuance, sale or delivery of the Shares or Conversion Shares, with or without the giving of notice or passage of time, or both, will violate, or result in any breach of, or constitute a default under, or result in the imposition of any encumbrance upon any asset of the Company pursuant to any provision of (a) its charter or by-laws, (b) any statute, rule or regulation known to us by which the Company is bound, or (c) the Credit Agreements.

6. The Charter has been filed with the Secretary of State of Delaware in accordance with the Delaware General Corporation Law and is effective. The Company’s performance of its obligations pursuant to the Charter will not violate the Delaware General Corporation law.

This opinion has been furnished to you pursuant to the Purchase Agreement, and no other person or entity shall be entitled to rely upon this opinion without our prior written consent. This opinion is rendered to you solely for your benefit in connection with the above transactions and may not be relied upon by you or any other person for any other purpose without our prior written consent. Further, this opinion may not be quoted in whole or in part or otherwise referred to in any report or document or furnished to any other person or entity without our prior written consent.

This opinion is limited to the matters expressly set forth above, and no opinion is implied or may be inferred beyond the matters expressly so stated. We assume no obligation to advise you of any future changes in the facts or law relating to the matters covered by this opinion.

Very truly yours,

KING & SPALDING LLP

Exhibit A

Purchasers

Summit Partners Private Equity Fund VII-A, L.P.

Summit Partners Private Equity Fund VII-B, L.P.

Summit Subordinated Debt Fund II, L.P.

Summit Investors I, LLC

Summit Investors I (UK), L.P.

Summit Investors VI, L.P.

Advent Partners III Limited Partnership

Advent Central & Eastern Europe III Limited Partnership

Advent Central & Eastern Europe III - A Limited Partnership

Advent Central & Eastern Europe III - B Limited Partnership

Advent Central & Eastern Europe III - C Limited Partnership

Advent Central & Eastern Europe III - D Limited Partnership

Advent Central & Eastern Europe III - E Limited Partnership

Advent Partners ACEE III Limited Partnership

Advantage Capital Partners VI, Limited Partnership

Advantage Capital Partners X, Limited Partnership

Advantage Capital Management Fund, LLC

Advantage Capital Financial Company, LLC

Wm. B. Reily & Company, Inc.

Nautic Partners V, L.P. Kennedy Plaza Partners III, LLC

Peter Vallis

Performance Direct Investments II, L.P.

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pools PMI-127, 128, 129 and 130

HarbourVest Partners VIII-Buyout Fund L.P.

HarbourVest Partners 2007 Direct Fund L.P.

Exhibit C

(Incorporated by reference to Exhibit 10.34 to Registration Statement on Form S-1 (Reg. No. 333-166092))

Exhibit D

(Incorporated by reference to Exhibit 10.17 to Registration Statement on Form S-1 (Reg. No. 333-166092))

Exhibit E

FleetCor Technologies, Inc.

655 Engineering Drive, Suite 300

Norcross, GA 30092

April 1, 2009

Summit Partners Private Equity Fund VII-A, L.P.

222 Berkeley Street, 18th Floor

Boston, MA 02116

Re:	Management Rights

Ladies and Gentlemen:

This letter will confirm our agreement that effective upon your direct or indirect purchase of shares of Series E Convertible Preferred Stock (each an “Investor Share”) of FleetCor Technologies, Inc., a Delaware corporation (the “Company”), you will be entitled to the following contractual management rights, in addition to rights to certain non-public financial information, inspection rights and other rights that you or your affiliates may be entitled to pursuant to that certain Series E Convertible Preferred Stock Purchase Agreement, dated as of the date hereof, the Sixth Amended and Restated Stockholders Agreement, dated as of the date hereof, the Company’s Sixth Amended and Restated Certificate of Incorporation, and the other agreements referenced therein that have been entered into on the date hereof:

1.	You shall be permitted to consult with and offer advice to management of the Company and each of its subsidiaries on significant business issues, including management’s proposed annual operating plans. Company management and the management of each of its subsidiaries will make itself available to meet with you (upon reasonable written notice) at the Company’s and its subsidiaries’ facilities at mutually agreeable times for such consultation and advice and to review progress in achieving said plans.

2.	Upon reasonable written notice specifying a reasonable business purpose, during normal business hours, you may examine the books and records of the Company and each of its subsidiaries and inspect their facilities. You may also request information at reasonable times and intervals concerning the general status of the Company’s and each of its subsidiaries’ financial condition and operations. The Company reserves the right to exclude your representatives from access to any material, facility or meeting or portion thereof if the Company reasonably believes it is highly confidential or proprietary, or upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or for other similar reasons.

3.

If and for so long as you do not have a representative on the Company’s Board of Directors and, if applicable, any similar governing body of each subsidiary, the Company shall invite you to send your representative to attend in a nonvoting observer capacity all meetings of its Board of Directors and each such other governing body and, in this respect, shall give your representative copies of all notices, minutes, consents, and other material that it provides to its directors or similar governing individuals; provided, however, that the Company reserves the right to exclude your representative from access to any material or meeting or portion thereof if the Company reasonably believes it is highly confidential or proprietary, or upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or for other similar reasons.

4.	Except as otherwise required by law or judicial order or decree or by any governmental agency or authority, each person entitled to receive information regarding the Company and its subsidiaries under this letter shall use the same standards and controls which such person uses to maintain the confidentiality of its own confidential information (but in no event less than reasonable care) to maintain the confidentiality of all nonpublic information of the Company and its subsidiaries obtained by it pursuant to this letter; provided, however, that each such person may disclose such information in connection with any proposed sale or transfer of any Investor Shares if such person’s transferee agrees in writing to be bound by the provisions hereof and provided such person first notifies the Company in writing of such disclosure.

The Company shall cause its subsidiaries to comply with the rights granted to you under this letter. The rights described herein shall terminate and be of no further force or effect upon the earlier of (i) you and your affiliates no longer being the beneficial owner of any Investor Shares or (ii) the closing of an initial public offering of shares of the Company’s capital stock pursuant to a registration statement filed by the Company under the Securities Act of 1933 which has become effective thereunder (other than a registration statement relating solely to employee benefit plans or a transaction covered by Rule 145).

Very truly yours,

FLEETCOR TECHNOLOGIES, INC.

By:

Title:

The undersigned acknowledges and agrees to the provisions of Paragraph 4 of this letter, for itself and its officers, directors, managers, employees, representatives, agents and affiliates (but excluding, for the avoidance of doubt, the Company and its subsidiaries).

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P.
Its General Partner
By:	Summit Partners PE VII, LLC
Its General Partner

By:
Member

[Management Rights Letter of FleetCor Technologies, Inc.]

Exhibit F

(Incorporated by reference to Exhibit 2.1 to Registration Statement on Form S-1 (Reg. No. 333-166092))

Exhibit G

AMENDMENT NO. 2 TO AMENDED AND SUPPLEMENTAL BYLAWS OF

FLEETCOR TECHNOLOGIES, INC.

This AMENDMENT NO. 2 TO AMENDED AND SUPPLEMENTAL BYLAWS OF FLEETCOR TECHNOLOGIES, INC. is effective as of this 1st day of April, 2009, upon consent of and adoption by the requisite stockholders of FleetCor Technologies, Inc., a Delaware corporation (the “Corporation”).

WHEREAS, the Corporation desires that the Bylaws be amended as set forth herein.

NOW, THEREFORE, the Bylaws are hereby amended as follows:

1. Amendment to Name of Corporation. The title of the Bylaws is hereby amended by deleting the existing title in its entirety and replacing it with the following:

“AMENDED AND SUPPLEMENTAL

BYLAWS FOR THE REGULATION, EXCEPT AS OTHERWISE PROVIDED

BY STATUTE OR ITS CERTIFICATE OF INCORPORATION,

OF

FLEETCOR TECHNOLOGIES, INC., A DELAWARE CORPORATION

As Amended and Supplemented, April 1, 2009”

2. Amendment to Special Meetings of Stockholders. The first sentence of Article II, Section 3 of the Bylaws is hereby amended by deleting that existing sentence in its entirety and replacing it with the following:

“Special meetings of stockholders may be called at any time by the Chairman of the Board and shall be called by the Chief Executive Officer or Secretary at the request of any two members of the Board of Directors, or upon request in writing of any holder or the holders of at least 25% of the outstanding shares of Series D Convertible Preferred Stock or Series E Convertible Preferred Stock, which request shall state the purpose or purposes of the proposed meeting.”

3. Amendment to Voting. Article II, Section 10 of the Bylaws is hereby amended by deleting that existing section in its entirety and replacing it with the following:

“Each holder of record of common stock, as determined pursuant to Section 1 of Article V, shall be entitled to one vote, in person or by proxy, for each share of such stock registered in such holder’s name on the number of votes and books of the Corporation. In addition, each holder of record of Series D Convertible Preferred Stock and Series E Convertible Preferred Stock shall be entitled to the voting rights as set out in the Certificate of Incorporation, as it may be amended from time to time. Collectively, the voting rights of holders of common stock, Series D Convertible Preferred Stock and

Series E Convertible Preferred Stock shall be known as the “voting power” of the Corporation. No vote on any question before the meeting need be by written ballot unless the chairman of the meeting shall determine that it shall be by written ballot or the holders of a majority of the voting power present in person or by proxy and entitled to participate in such vote shall so demand. In a vote by written ballot, each written ballot shall state the number of shares voted, the number of votes to which each share is entitled, and the name of the stockholder or proxy voting. Except as otherwise provided by law or these Bylaws, all matters before the stockholders shall be decided by the vote of the holders of a majority of the voting power present in person or by proxy at the meeting and entitled to vote in the election or on the question.”

4. Amendment to Number of Directors. Article III, Section 2 is hereby amended by deleting that existing section in its entirety and replacing it with the following:

“Section 2. Number and Qualifications of Directors. The number of Directors of the Corporation shall be ten (10). Directors need not be residents of the State of Delaware or stockholders of the Corporation.”

5. Amendment to Special Meetings of Directors. Article III, Section 12 is hereby amended by deleting that existing section in its entirety and replacing it with the following:

“Section 12. Special Meetings. Special meetings of the Board of Directors may be called by any two directors or the Chief Executive Officer and shall be called by the Chief Executive Officer upon request of any holder or holders of at least 25% of the Series D Convertible Preferred Stock or Series E Convertible Preferred Stock.”

6. No Other Modifications. Except as expressly set forth herein, the Bylaws shall remain in full force and effect with no further modifications.